UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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FRANK’S INTERNATIONAL N.V.

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FRANK’S INTERNATIONAL N.V.

Prins Bernhardplein 200, 1097 JB Amsterdam

The Netherlands

To the shareholders of Frank’s International N.V.:

You are cordially invited to attend the annual meeting of the shareholders of Frank’s International N.V. (the “Company”) to be held on May 20, 2015, at 4:00 p.m. Central European Time (“CET”), at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands. This annual meeting has been called by the Company’s board of managing directors (the “Management Board”) and the Company’s board of supervisory directors (the “Supervisory Board”). At this meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect seven directors to the Supervisory Board to serve until the Company’s annual meeting of shareholders in 2016;

2.	To discuss the annual report for the fiscal year ended December 31, 2014, including the corporate governance paragraph, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2014;

3.	To discharge the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2014;

4.	To discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2014;

5.	To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2015 as required by Dutch law;

6.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

7.	To ratify and approve the remuneration of the members of the Supervisory Board;

8.	To authorize the Company’s Management Board to:

8(A) - repurchase shares for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 120% of the market price on the New York Stock Exchange (“NYSE”), and during a period of 18 months starting from the date of the 2015 annual meeting;

8(B) - dispose of any shares held by the Company in its own capital; and

8(C) - approve and ratify the repurchase of common shares by the Company that has been effected prior to the annual meeting;

9.	To approve the material terms of the performance goals under the Frank’s International N.V. 2013 Long-Term Incentive Plan (the “LTIP”) in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder; and

10.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Your vote is very important. Holders of the Company’s shares of common stock, each with a nominal value of €0.01 (the “Common Stock”), and shares of series A convertible preferred stock, each with a nominal value of €0.01 (the “Preferred Stock”), that they hold as of April 22, 2015, the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code, are entitled to vote on the matters before the annual meeting. Even if you plan to attend the annual meeting, the Company urges you to promptly vote your shares of Common Stock or Preferred Stock in advance of the annual meeting. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock or Preferred Stock personally if you attend the annual meeting. Voting your shares of Common Stock or Preferred Stock in advance of the annual meeting will not prevent you from attending the annual meeting and voting in person. Please note, however, that if you hold your shares of Common Stock or Preferred Stock through a broker or other nominee, and you wish to vote in person at the annual meeting, you must obtain from your broker or other nominee a proxy issued in your name.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this proxy statement, a proxy card and our 2014 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe that this process will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

I urge you to review carefully the proxy statement, which contains detailed descriptions of the proposals to be voted upon at the annual meeting.

Sincerely,

Donald Keith Mosing

Executive Chairman

Amsterdam, The Netherlands

                 , 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2015

The Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting of Shareholders, along with the Company’s Annual Report to Shareholders, is available free of charge at www.proxydocs.com/fi.

i

FRANK’S INTERNATIONAL N.V.

Prins Bernhardplein 200, 1097 JB Amsterdam

The Netherlands

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

                 , 2015

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Management Board and the Supervisory Board of the Company for use at Company’s annual meeting. When used herein, references to the Company’s shareholders includes both holders of the Company’s Common Stock and Preferred Stock.

In accordance with rules and regulations adopted by the SEC, we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to the Company’s shareholders of record as of March 23, 2015 on or about                  , 2015. Shareholders will have the ability to access the proxy materials on a web site referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

QUESTIONS AND ANSWERS

Shareholders are urged to read carefully this proxy statement in its entirety. FOR COPIES OF THIS PROXY STATEMENT, OR IF YOU HAVE ANY QUESTIONS ABOUT THE ANNUAL MEETING OR NEED ASSISTANCE VOTING, PLEASE CONTACT INVESTOR RELATIONS AT (713) 358-7343.

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on May 20, 2015, at 4:00 p.m. CET, at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands.

Q:	Who is soliciting my proxy?

A:	The Management Board and the Supervisory Board are sending you this proxy statement in connection with their solicitation of proxies for use at the Company’s annual meeting.

Q:	Who is entitled to vote at the annual meeting?

A:	All shareholders who own shares of Common Stock or Preferred Stock as of the record date, April 22, 2015, are entitled to vote the shares of Common Stock or Preferred Stock that they hold as of that date. Each shareholder that attends the annual meeting in person may be asked to present valid picture identification, such as a driver’s license or passport.

Each shareholder is entitled to one vote for each share of Common Stock and each share of Preferred Stock owned by them on the record date, April 22, 2015, on all matters to be considered. The holders of shares of Common Stock and Preferred Stock will vote together as a single class. On March 23, 2015, 154,330,970 shares of Common Stock and 52,976,000 shares of Preferred Stock were outstanding.

The Company is sending the Notice to shareholders of record as of March 23, 2015, which we established as the notice date to comply with applicable deadlines for purposes of compliance with the SEC and New York Stock Exchange (the “NYSE”) proxy solicitation rules. However, receipt of the Notice does not, by itself, entitle you to vote at the annual meeting.

Q:	What vote is required to approve the proposals?

A:	The affirmative vote of a simple majority of the votes cast, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to elect each director nominee and to approve each item on the agenda at the annual meeting.

Through their ownership of the relevant holding companies, Mosing Holdings, Inc. (“Mosing Holdings”) and FWW B.V. (“FWW”), the Mosing family currently controls approximately 83% of the voting power entitled to vote at the annual meeting. Accordingly, the Mosing family has the requisite voting power to ensure the election of the Supervisory Board nominees and the approval of all items to be voted upon.

There is no required quorum under Dutch law for shareholder action at a properly convened shareholder meeting. A properly executed proxy (for a holder as of the record date of the annual meeting) submitted without voting instructions will be voted:

•	“FOR” the election of each of the supervisory director nominees named in this proxy statement;

•	“FOR” the confirmation and ratification of the preparation of the Company’s statutory annual accounts and annual report in the English language and the confirmation and adoption of the annual accounts for the fiscal year ended December 31, 2014;

•	“FOR” the discharge of the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2014;

•	“FOR” the discharge of the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2014;

•	“FOR” the appointment of PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2015 as required by Dutch law;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	“FOR” the ratification and approval of the remuneration of the members of the Supervisory Board;

•	“FOR” the authorization of the Company’s Management Board to:

•	ITEM EIGHT (A) – repurchase shares for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 120% of the market price on the NYSE, and during a period of 18 months starting from the date of the 2015 annual meeting;

•	ITEM EIGHT (B) – dispose of any shares held by the Company in its own capital; and

•	ITEM EIGHT(C) – approve and ratify the repurchase of common shares by the Company that has been effected prior to the annual meeting.

•	“FOR” the approval of the material terms of the performance goals under the LTIP in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder;

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q:	Can I vote my stock by filling out and returning the Notice?

A:	No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by personally attending at the annual meeting.

Q:	How can I access the proxy materials over the Internet?

A:	Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at www.proxydocs.com/fi.

Q:	How do I vote?

A:	You may vote by any of the following four methods:

•	Internet. Vote on the Internet at www.proxyvote.com. This web site also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (“EDT”) on May 19, 2015, or 5:59 a.m. CET on May 20, 2015.

•	Telephone. Vote by telephone by following the instructions on the Notice. Easy-to-follow voice prompts allow you to vote your shares of Common Stock or Preferred Stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m. EDT on May 19, 2015, or 5:59 a.m. CET on May 20, 2015.

•	Mail. If you have requested and received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If you mail in your proxy card, it must be received by the Company before the voting polls close at the annual meeting.

•	In person. You may attend and vote at the Annual Meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the annual meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the annual meeting if you later decide to attend in person. If you are a beneficial owner of Common Stock or Preferred Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock or Preferred Stock, or obtain a “legal” proxy from your broker or other nominee to vote at the annual meeting. Please refer to the voter instruction card provided by your broker or other nominee for specific instructions on methods of voting.

Even if you plan to attend the annual meeting, please vote your proxy in advance of the annual meeting using one of the methods above as soon as possible so that your shares of Common Stock or Preferred Stock will be represented at the annual meeting if for any reason you are unable to attend in person.

Q:	What do I do if I want to change my vote after I have already voted by proxy?

A:	If you are a shareholder of record as of the record date, you may change or revoke your vote at any time before the voting polls close at the annual meeting by:

•	voting at a later time by Internet or telephone until 11:59 p.m. EDT on May 19, 2015, or 5:59 a.m. CET on May 20, 2015;

•	delivering a later-dated, executed proxy card to the address indicated in the envelope accompanying the proxy card;

•	delivering a written notice of revocation of your proxy to the Company’s Secretary at 10260 Westheimer Rd., Houston, Texas 77042; or

•	attending the annual meeting and voting in person. Please note that attendance at the annual meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of Common Stock or Preferred Stock held in street name and you have instructed your broker or other nominee to vote your Common Stock or Preferred Stock, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the annual meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	If my shares of Common Stock or Preferred Stock are held in “street name” by my broker or other nominee, will my broker or other nominee vote my Common Stock or Preferred Stock for me?

A:	Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. The ratification of the independent auditor is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided instructions. Except for with respect to the ratification of the independent auditor, neither abstentions nor broker non-votes will have any effect on the outcome of voting on items on the agenda for the annual meeting because they are not considered “votes cast.” If any other business properly comes before the annual meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Management Board and the Supervisory Board knows of no matters, other than those previously stated, to be presented for consideration at the annual meeting.

Q:	Who covers the expense of the proxy solicitation?

A:	The expense of preparing, printing and mailing the Notice and any proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by employees of the Company, without additional remuneration, by mail, phone, fax or in person. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the Company’s Common Stock and Preferred Stock as of March 23, 2015 and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares of Common Stock or Preferred Stock by following the instructions in the Notice will help to avoid additional expense.

Q:	Are dissenters’ rights available to holders of Common Stock or Preferred Stock?

A:	Subject to certain exceptions, Dutch law does not recognize the concept of dissenters’ rights. Accordingly, dissenters’ rights are not available to the holders of the Company’s Common Stock or Preferred Stock with respect to matters to be voted upon at the annual meeting.

Q:	Who can I contact for further information?

A:	If you have questions or need assistance voting, please contact Investor Relations at (713) 358-7343.

ITEM ONE - ELECTION OF DIRECTORS

The Management Board and the Supervisory Board have nominated the following individuals for election to the Supervisory Board, with a term beginning on May 20, 2015 to serve until the Company’s 2016 annual meeting of shareholders or until their successors are elected and qualified or upon earlier of death, disability, resignation or removal:

Donald Keith Mosing

Steven B. Mosing

Kirkland D. Mosing

William B. Berry

Sheldon R. Erikson

Gary P. Luquette

Michael C. Kearney

Biographical information for each nominee, as well as for the Company’s current executive officers, is contained in “Management.”

Neither the Management Board nor the Supervisory Board has any reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of members of the Company’s Supervisory Board will be reduced for the time being, until a meeting is called to appoint a substitute nominee that the Management Board and the Supervisory Board recommend.

The affirmative vote of a majority of the votes, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to elect each director standing for re-election.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SUPERVISORY DIRECTOR NOMINEES.

MANAGEMENT

Board Structure

The Company currently has a two-tier board structure, consisting of the Management Board and the Supervisory Board, each of which must consist of at least one member under the Company’s Articles of Association (the “Articles”).

Supervisory Board

Under Dutch law, the Supervisory Board’s duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board exercises oversight of management with the Company’s interests in mind. At the annual meeting, the terms of our seven incumbent directors will expire. Assuming the shareholders elect the nominees as set forth in “Item 1—Election of Directors,” the Company’s Supervisory Board will continue to consist of seven members, three of whom are members of the Mosing family, including the Company’s Executive Chairman.

Management Board

The Management Board’s sole member is the Company’s wholly owned subsidiary, Frank’s International Management B.V. As a managing director, Frank’s International Management B.V.’s duties include the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval.

Executive Officers and Supervisory Directors

Set forth below are the names, ages and positions of the Company’s executive officers and the supervisory directors standing for re-election. All supervisory directors are elected for a term of one year or to serve until their successors are elected and qualified or upon earlier of death, disability, resignation or removal. All executive officers hold office until their successors are elected and qualified or upon earlier of death, disability, resignation or removal.

Name	Age	Position
Donald Keith Mosing	64	Executive Chairman and Chairman of the Supervisory Board
Gary P. Luquette	59	President and Chief Executive Officer, Supervisory Director
Jeffrey J. Bird	48	Executive Vice President and Chief Financial Officer
W. John Walker	49	Executive Vice President, Operations
John W. Sinders	61	Executive Vice President, Administration and former interim Chief Financial Officer
Burney J. Latiolais, Jr.	55	Senior Vice President, Business Development and Corporate Sales
C. Michael Webre	59	Vice President, Engineering
Brian D. Baird	51	Vice President, Chief Legal Officer and Secretary
Kirkland D. Mosing	56	Supervisory Director
Steven B. Mosing	59	Supervisory Director
William B. Berry	62	Supervisory Director
Sheldon R. Erikson	73	Supervisory Director
Michael C. Kearney	66	Supervisory Director

Donald Keith Mosing. Mr. Mosing currently serves as Executive Chairman of the Company. He has served as the Chairman of the Company’s Supervisory Board since the Company’s initial public offering in August 2013 and previously served as the Company’s Chief Executive Officer and President from July 2011 until January 2015. He founded the Company’s international operations and formally organized the international business as a separate company in 1981, with Mr. Mosing serving as the initial Chairman, President and Chief Executive Officer. He began working for the family company in 1965 at age 14. He established the Company’s third office, the first outside of Louisiana, in 1974 when he opened our location in Alvin, Texas. Mr. Mosing then led the expansion of the Company’s operations throughout Texas and Oklahoma, and completed the first international job in 1979. Throughout the following three decades, he led the further expansion of operations across North America and into South America, Asia, Europe, Africa, the Middle East and Australia, all while stressing the lessons that his grandfather, Frank Mosing, and father, Donald Mosing, taught him – get the job done right the first time by focusing on the customer’s needs, providing innovative solutions, and prioritizing safety.

Mr. Mosing attended the University of Louisiana at Lafayette and Embry-Riddle Aeronautical University, where he graduated with a Bachelor of Science degree. He was named Energy and Energy Services Entrepreneur of the year in 2003 by Ernst and Young and the Houston Business Journal; and in 2012, Mr. Mosing received the Alumni Philanthropy Award from Embry-Riddle Aeronautical University. Under his leadership, the Company has been listed as one of the Houston Business Journal’s “Fast 100” (the Houston area’s fastest growing 100 private companies) for 2008, 2012 and 2013. Mr. Mosing is a member of the Society of Petroleum Engineers (SPE) and National Oil-Equipment Manufacturers and Delegate Society (NOMADS).

Mr. Mosing was selected as a supervisory director because he is the founder of the Company’s international operations, a driving force behind the expansion of the Company’s U.S. operations and because of his extensive experience and familiarity with the Company’s business and customers. Mr. Mosing is the cousin of Kirkland D. Mosing and Steven B. Mosing.

Gary P. Luquette. Mr. Luquette currently serves as the Company’s President and Chief Executive Officer, a position he has held since January 2015. Mr. Luquette has served on the Supervisory Board since November 2013. Mr. Luquette previously served as President of Chevron North America Exploration and Production Company, a position he held from April 2006 until his retirement in September 2013. Prior to serving as President of Chevron North America Exploration and Production Company, Mr. Luquette served as Managing Director of Chevron Upstream Europe from January 2003 until April 2006. Mr. Luquette has held several other positions since beginning his career with Chevron in 1978, including Vice President, Profit Center Manager, Advisor and Engineer. Mr. Luquette graduated with a Bachelor of Science degree in civil engineering from the University of Louisiana at Lafayette in 1978 and served as a member of the American Petroleum Institute and former chair of the organization’s Upstream Committee. Additionally, Mr. Luquette recently served on the Greater Houston Partnership’s Executive Committee and serves on the board of directors for the United Way of Greater Houston. Mr. Luquette is also a member and Chairman of the board of directors of McDermott International, Inc. Mr. Luquette was selected as a supervisory director because of his extensive experience in the oil and gas industry and his experience managing other public companies.

Jeffrey J. Bird. Mr. Bird currently serves as the Company’s Executive Vice President and Chief Financial Officer, a position he has held since December 2014. Prior to serving in his current position, Mr. Bird was the Vice President and Chief Financial Officer for Ascend Performance Materials, a provider of chemicals, fibers and plastics in Houston, Texas, since September 2010. Before joining Ascend, Mr. Bird served in a variety of accounting and finance roles primarily in the industrial manufacturing sector including serving as a division Chief Financial Officer at Danaher Corporation, a global science and technology company, from 2003 to 2007 and 2008 to 2010 and Oshkosh Corporation, a manufacturer of access equipment, specialty vehicles and truck bodies, from 2007 to 2008. Mr. Bird has a Bachelor of Arts degree in accounting from Cedarville University in Ohio.

W. John Walker. Mr. Walker currently serves as the Company’s Executive Vice President, Operations, a position he has held since January 2014. Prior to serving in his current position, Mr. Walker was the Company’s Vice President of International Operations since August 2012. Prior to serving in that position, Mr. Walker served as the Vice President of North America from 2004 to 2012, and he assumed the additional responsibilities of Vice President of Brazil in July 2009. Mr. Walker also served as the Regional Manager of the Asia Pacific and Middle East divisions from 1999 to 2003. Mr. Walker entered the North Sea oil industry and served in several technical and supervisory field roles. He attended Aberdeen Scotland Technical College in 1982 and studied Electrical and Electronic Engineering. Mr. Walker has over 29 years of industry experience and has held positions across the world, including in Europe, North Africa, the Asia-Pacific region and the Middle East.

John W. Sinders. Mr. Sinders currently serves as the Company’s Executive Vice President, Administration, a position he has held since January 2014 and previously served as interim Chief Financial Officer from July 2014 until December 2014. Prior to serving in his current position, Mr. Sinders served as the Company’s Senior Vice President of Finance and Investor Relations since September 2013. Prior to joining the Company, Mr. Sinders was the Global Chief Executive Officer of Clarkson Capital Markets, an investment banking business focused on the global maritime, oil services and natural resources sectors, from August 2008 to June 2013. Prior to that, Mr. Sinders served as a consultant for Clarkson Shipping Services from September 2007 to August 2009. Mr. Sinders served as Chairman of the Board of Aston Martin of North America from February of 2007 to July of 2008. He was Managing Director of Global Maritime and Oil Services for Jefferies & Company from November 2001 to February 2007. Mr. Sinders has also held senior banking positions at Jefferies & Company, RBC Dain Rausher and Howard

Weil, where he advised a large number of oil services, exploration, production, and shipping companies. He has held several board positions in the energy and shipping industries. Mr. Sinders received his Juris Doctor Degree from the University of Virginia’s School of Law in 1979 and received his undergraduate degree in Government and Foreign Affairs from the University of Virginia in 1976, where he was a member of the Phi Beta Kappa Society. Mr. Sinders was previously chairman of the audit committee for The Shaw Group and is a current member of the American Bureau of Shipping, a member of the Board for Mercator Lines Singapore, and a board member for the Children’s Assessment Center in Houston.

Burney J. Latiolais, Jr. Mr. Latiolais currently serves as the Company’s Senior Vice President, Business Development and Corporate Sales, a position he has held since February 2014. Prior to serving in his current position, Mr. Latiolais was the Company’s Global Vice President of Drilling Tools and Specialty Products since 2012. Mr. Latiolais joined Frank’s in 1993 and was promoted to Vice President of Sales and Services in 1995. Mr. Latiolais also serves as Chairman of Frank’s International, LLC’s I.P. Advisory Committee. He has been instrumental in the acquisition of numerous companies throughout his tenure, which include AOTools, LLC (formerly Antelope Oil Tools & Manufacturing Company) and Pilot Drilling Control, Ltd. (PDC). Additionally, he is listed on multiple patents as a result of his contributions to product development. His experience and foresight were instrumental in developing Frank’s Cementation Division. He also played a key role in the development and marketing of many of the tools Frank’s uses in providing tubular running services. Because of his efforts, Mr. Latiolais introduced Frank’s to the world of down-hole tools with the creation of the Frank’s International Drilling Technologies Division. Prior to joining Frank’s, Mr. Latiolais was the Chief Executive Officer of La Tubing Testers and Centralizers, Inc.

C. Michael Webre. Mr. Webre currently serves as the Company’s Vice President, Engineering, a position he has held since 2002. Mr. Webre has served in various capacities since first joining the Frank’s corporate family in 1979, including Mechanical Engineer, Senior Mechanical Engineer and Engineering Manager. Mr. Webre received both his Bachelor of Science degree in Mechanical Engineering and Master of Science degree in Engineering Systems from the University of Louisiana at Lafayette. Mr. Webre is a licensed Professional Engineer and is a member of the Society of Petroleum Engineers, American Society of Mechanical Engineers and the American Welding Society.

Brian D. Baird. Mr. Baird currently serves as the Company’s Vice President, Chief Legal Officer and Secretary, a position he has held since April 2005. Prior to joining Frank’s International in 2005, Mr. Baird was Vice President, Chief Counsel and Secretary of Pantellos, a Houston-based supply chain services and electronic marketplace company owned by 20 of the largest publically owned electric utility companies. Earlier in his career, Mr. Baird practiced law with the law firms of Boyar & Miller from 1991 to 2001 and with Jenkens & Gilchrist from 1989 to 1991. He received both his Doctor of Jurisprudence in 1989 and his Bachelor of Business Administration degree in Finance in 1986 from the University of Texas. Mr. Baird’s legal background is broad-based with emphasis on mergers and acquisitions, corporate finance, venture capital, technology and e-commerce, commercial real estate, oilfield services and general corporate law. For 2013, Mr. Baird served as President of the Houston Chapter of the General Counsel Forum, and has served on its Board of Directors since 2010.

Kirkland D. Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Mosing has served as a technical sales representative for Frank’s Casing Crew and Rental Tools, LLC (“FCC”) and has been involved in sales technical support efforts since 1986, with a focus on hammer sales, pipe sales and CRT tools in the Lafayette, Louisiana and Dallas, Texas areas. Mr. Mosing has a Doctor of Veterinary Medicine from Louisiana State University. Mr. Mosing was selected as a supervisory director because of his extensive experience and familiarity with the Frank’s companies. Mr. Mosing is the cousin of Donald Keith Mosing and Steven B. Mosing.

Steven B. Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Mosing has served on the board of directors for FCC and Frank’s Tong Service, Inc. since 2000. Additionally, Mr. Mosing is currently a director of Shoreline Energy LLC, an independent exploration and production company. Mr. Brent Mosing began his career with Frank’s full time in 1978 and has held various positions, including field sales, office sales, information technology and marketing. Mr. Mosing received his Bachelor of Science Degree in Economics from the University of Louisiana at Lafayette in 1978 and his Master of Business Administration from the Northwestern State University in 1993. Mr. Mosing was selected as a supervisory director because of his extensive experience and familiarity with the Frank’s companies. Mr. Mosing is the cousin of Donald Keith Mosing and Kirkland D. Mosing.

William B. Berry. Mr. Berry was appointed to the Supervisory Board in January 2015. Mr. Berry served as Executive Vice President, Exploration and Production, of ConocoPhillips Company (“ConocoPhillips”), a major international integrated energy company, from 2003 until his retirement on January 1, 2008. He has over 30 years of experience with ConocoPhillips and Phillips Petroleum Company, which became a part of ConocoPhillips in August 2002. While with these companies, he served at various times in other executive positions including President, Asia Pacific; Senior Vice President of Exploration and Production, Eurasia-Middle East; Vice President of Exploration and Production, Eurasia; and Vice President of International Exploration and Production, New Ventures. He has served on the boards of directors of Teekay Corporation since June 2011 and Continental Resources, Inc. since May 2014. He served on the boards of directors of Willbros Group, Inc. from February 2008 to May 2014, Nexen Inc. from December 2008 to June 2013 and Access Midstream Partners, L.P. from June 2013 to June 2014. Mr. Berry holds a Bachelor of Science and Master of Science degree in petroleum engineering from Mississippi State University. Mr. Berry brings extensive domestic and international experience in the oil and gas exploration and production industry and management expertise to the Board. Mr. Berry also brings considerable director experience from his position as a director with several other companies involved in the energy industry. Mr. Berry was selected as a supervisory director because of his extensive industry, management and director expertise.

Sheldon Erikson. Mr. Erikson was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Erikson served as the Chairman, President and Chief Executive Officer of Cameron International Corporation from the time of its creation in 1995 through 2008, and currently serves on Cameron International Corporation’s board of directors. Prior to assuming his leadership role with Cameron, Mr. Erikson had a long and distinguished career in the energy and manufacturing sectors. He was Chairman of the Board, President and Chief Executive Officer of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing and offshore drilling. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company. Mr. Erikson is also a director of Endeavour International Corporation, an oil and gas exploration and production company; General Partner of Red Rock Interests, a private company; and has been a director of Rockwood Holdings, Inc., a company in the specialty chemicals and advanced materials businesses, Triton Energy Company and Spinnaker Exploration Company, both oil and gas exploration companies, Layne Christensen Co., a provider of services and related products for the water, mineral and energy markets, and NCI Building Systems, a provider of products and services for the construction industry. He also serves on the boards of the National Petroleum Council, American Petroleum Institute, National Ocean Industries Association and the Petroleum Equipment Suppliers Association, of which he is a past chairman. He also serves in positions of leadership in charitable and non-profit organizations, including The University of Texas MD Anderson Cancer Center and the Texas Heart Institute. He has an M.B.A. from the Harvard Graduate School of Business Administration and studied engineering and economics at the University of Illinois. Mr. Erikson was selected as a supervisory director because he has extensive experience in the oil and gas industry and serving on the boards of publicly traded companies.

Michael C. Kearney. Mr. Kearney was appointed to the Supervisory Board and Chairman of our Audit Committee in November 2013, as well as serving as our Lead Supervisory Director since May 2014. In August 2014, he was appointed to our Compensation Committee. Mr. Kearney is currently a supervisory director for Core Laboratories and Chairman of its Audit Committee, positions he has held since 2004. Core Laboratories, a Dutch company with global operations, is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services. Additionally in January 2015, Mr. Kearney was elected to the Board of Directors of Fairmount Santrol, as well as its Audit Committee. Fairmount Santrol is a leading provider of high-performance sand and sand-based products used by oil and gas exploration and production companies to enhance the productivity of their wells. The company also provides high-quality products, strong technical leadership and applications knowledge to end users in the foundry, building products, water filtration, glass, and sports and recreation markets. Mr. Kearney previously served as President and Chief Executive Officer of DeepFlex Inc., a privately held oil service company that manufactures flexible pipe used in offshore oil and gas production, from September 2009 until June 2013, and had served as the Chief Financial Officer of DeepFlex Inc. from January 2008 until September 2009. Mr. Kearney served as Executive Vice President and Chief Financial Officer of Tesco Corporation, a publicly held international oil service company, from October 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President - Administration of Hydril

Company, a manufacturer of products for petroleum drilling and production. Mr. Kearney received a Master of Science degree in Accountancy from the University of Houston as well as a Bachelor of Business Administration degree in Finance from Texas A&M University. Mr. Kearney was selected as a supervisory director because of his experience in the oil and gas industry and his experience serving on the board of directors of other companies.

Status as a Controlled Company

The Company has elected to be treated as a “controlled company” as that term is set forth in Section 303A of the NYSE Listed Company Manual. Under Section 303A of the NYSE Listed Company Manual, a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is considered a controlled company. The Mosing family currently controls approximately 80% of the combined voting power of the Common Stock and Preferred Stock. Accordingly, the Company is a “controlled company” as that term is defined in Section 303A of the NYSE Listed Company Manual.

Under the NYSE rules, a “controlled company” may elect not to comply with certain NYSE corporate governance requirements, including: (1) the requirement that a majority of its board of directors consist of independent directors; (2) the requirement that it have a nominating and governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) the requirement that it have a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Notwithstanding the Company’s status as a controlled company, the Company remains subject to the NYSE corporate governance standard that requires the Company to have an audit committee composed entirely of independent directors.

The Company currently has a fully independent audit committee and a fully independent compensation committee. If and when the Company ceases to be a controlled company, the Supervisory Board will be required to have a nominating and governance committee, with at least one independent director. Within 90 days of ceasing to be a controlled company, the Company will be required to have a nominating and governance committee with a majority of independent directors, and within one year of ceasing to be a controlled company, the Company will be required to have a fully independent nominating and governance committees and a majority of the Company’s Supervisory Board must be comprised of independent directors.

Committees of the Supervisory Board

The Company’s Supervisory Board currently has two standing committees: the audit committee and the compensation committee. The audit committee and the compensation committee have the composition and responsibilities described below. Currently, the Company has elected not to have a nominating and governance committee because it is a “controlled company” within the meaning of the NYSE corporate governance standards. The Company may decide in the future to create a nominating and governance committee or additional committees.

Audit Committee

The audit committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Company’s Supervisory Board, including: the selection of the Company’s independent accountants, the scope of the Company’s annual audits, fees to be paid to the independent accountants, the performance of the Company’s independent accountants and the Company’s accounting practices. In addition, the audit committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Company has adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the NYSE market standards, which is available at www.franksinternational.com.

Mr. Erikson, Mr. Berry and Mr. Kearney are members of the audit committee and Mr. Kearney is the chairman of the audit committee. Prior to his appointment as President and Chief Executive Officer in January 2015, Mr. Luquette served on the audit committee. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in the rules and regulations of the SEC. The Supervisory Board has determined that each of Mr. Erikson and Mr. Kearney is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

If re-elected to the Supervisory Board, Mr. Erikson, Mr. Berry and Mr. Kearney will continue to serve on the audit committee. The Company has determined that each of Messrs. Erikson, Berry and Kearney are financially literate as defined by the rules and regulations of the SEC.

Compensation Committee

The Company’s compensation committee was formed in August 2014 and currently consists of Mr. Erikson, Mr. Berry and Mr. Kearney, with Mr. Erikson serving as the chairman. Prior to his appointment as President and Chief Executive Officer in January 2015, Mr. Luquette served on the compensation committee. The compensation committee held no meetings in 2014.

The compensation committee oversees, reviews, acts on and reports on various compensation matters to the Company’s Supervisory Board, including: the compensation of the Company’s executive officers, supervisory directors and management directors; the Compensation Discussion and Analysis included in the Company’s proxy statement or Annual Report on Form 10-K and the Compensation Committee Report; compensation matters required by Dutch Law; and the discharge of the Supervisory Board’s responsibilities relating to compensation of the Company’s executive officers, supervisory directors and managing directors. The Company has adopted a compensation committee charter defining the committee’s primary duties, which is available at www.franksinternational.com.

The compensation committee is delegated all authority of the Supervisory Board as may be required or advisable to fulfill the purposes of the compensation committee. The compensation committee may form and delegate some or all of its authority to subcommittees or to its chairman when it deems appropriate. Meetings may, at the discretion of the compensation committee, include other supervisory directors, members of the Company’s management, consultants or advisors, and such other persons as the compensation committee believes to be necessary or appropriate.

Director Independence

Rather than adopting categorical standards, the Supervisory Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers, the Supervisory Board has affirmatively determined each of Messrs. Erikson, Berry and Kearney have no material relationships with the Company and are independent as defined by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and by the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code.

Board and Committee Meetings

The Supervisory Board held four meetings and the audit committee of the Supervisory Board held six meetings during 2014. The compensation committee of the Supervisory Board was formed in August 2014 and did not hold any meetings in 2014. The Management Board did not hold any meetings in 2014. During 2014, each of the Company’s supervisory directors attended at least 75% of the Supervisory Board meetings and the meetings of the committees on which that director served. The Company’s directors are encouraged to attend the annual meeting of shareholders. Each of the Company’s supervisory directors at the time attended the 2014 annual meeting of stockholders.

Selection of Supervisory Director Nominees and Shareholder Participation

Pursuant to the Company’s Articles, supervisory directors are appointed by the general meeting. The number of members of the Company’s Supervisory Board is determined from time to time at a general meeting upon a proposal by the Supervisory Board, but will not be greater than nine. Pursuant to the Company’s Articles, the Mosing family has the right to make a binding recommendation of one director for nomination to the Supervisory Board for each 10% of the outstanding Common Stock and Preferred Stock, treated as a single class, they collectively beneficially own, up to a maximum of five directors.

The general meeting is free to appoint a supervisory director if no recommendation is made by the Mosing family within three months of a position becoming vacant. A recommendation submitted on time by the Mosing Family is binding. However, the general meeting may disregard the recommendation by the Mosing family if it adopts a resolution to that effect by a majority of no less than two-thirds of the votes cast, representing over one-half of the issued capital.

In evaluating supervisory director candidates, the Company assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Supervisory Board’s ability to oversee and direct the Company’s affairs and business, including, when applicable, to enhance the ability of committees of the Supervisory Board to fulfill their duties and the quality of the Supervisory Board’s deliberations and decisions. In evaluating supervisory directors, the Company considers diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, race and ethnicity. The Company will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Supervisory Board and other sources. For a description of the procedures and qualifications required to submit shareholder proposals, including for nominating directors, please see “Shareholder Proposals.” Other than as described above, the Company does not have a policy regarding consideration of director candidates submitted by shareholders.

Communications with Directors of the Company

The Supervisory Board welcomes questions or comments about the Company and its operations. Interested parties who wish to communicate with Supervisory Board, the non-employee or independent directors, or any individual director, may write to Frank’s International N.V., 10260 Westheimer Rd., Houston, Texas 77042, Attention: Corporate Secretary. If requested, any questions or comments will be kept confidential to the extent reasonably possible. Depending on the subject matter, the Corporate Secretary, will:

•	forward the communication to the director or directors to whom it is addressed;

•	refer the inquiry to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Supervisory Board or an individual director; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Supervisory Board. No member of the Company’s Supervisory Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

In August 2014, the Supervisory Board established a compensation committee, consisting of Messrs. Erikson, Luquette and Kearney. Mr. Berry replaced Mr. Luquette on the compensation committee in connection with Mr. Luquette’s appointment as President and Chief Executive Officer in January 2015. We expect that the compensation committee will handle compensation matters for the fiscal year ending December 31, 2015.

Risk Oversight

The Supervisory Board is actively involved in oversight of risks that could affect the Company. This oversight function is conducted primarily through the audit committee, but the full Supervisory Board retains responsibility for general oversight of risks. The audit committee is charged with oversight of the Company’s system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. The Company’s Supervisory Board will continue to satisfy its oversight responsibility through full reports from the audit committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. In addition, the Company has internal audit systems in place to review adherence to policies and procedures, which are supported by a separate internal audit department.

Executive Sessions of the Supervisory Board

The non-management supervisory directors have regularly scheduled meetings in executive session. In the event that the non-management supervisory directors include supervisory directors who are not independent under the listing requirements of the NYSE, then at least once a year, there will be an executive session including only independent supervisory directors. Mr. Kearney, the supervisory director who presides at these meetings (the “Lead Supervisory Director”), was chosen by the Supervisory Board. The Lead Supervisory Director is responsible for preparing an agenda for the meetings of the independent supervisory directors in executive session.

Board Leadership Structure

Currently, Donald Keith Mosing serves as our Chairman of the Supervisory Board. Gary P. Luquette assumed the role of President and Chief Executive Officer in January 2015. While the Supervisory Board believes it is important to retain the flexibility to determine whether the roles of Chairman of the Supervisory Board and President and Chief Executive Officer should be separated or combined in one individual in the future, the Supervisory Board believes that the current structure of separating the roles of Chairman of the Supervisory Board and President and Chief Executive Officer is in the best interest of the Company.

The Supervisory Board believes this structure will allow Mr. Luquette to lead the business of the Company while Mr. Mosing continues to be involved in the establishment of the Company’s strategic direction.

Code of Ethics for Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers

The Company’s Supervisory Board has adopted a Code of Ethics for its Chief Executive Officer, Chief Financial Officer and all other financial and accounting officers. Any change to, or waiver from, the Code of Ethics will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Company’s Code of Ethics for its Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers is available on the Company’s website at www.franksinternational.com.

Code of Conduct

The Company’s Supervisory Board has adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, supervisory directors, managing directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any change to, or waiver from, this Code of Business Conduct and Ethics may be made only by the Company’s Supervisory Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.franksinternational.com.

Corporate Governance Guidelines

The Company’s Supervisory Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.franksinternational.com.

COMPENSATION COMMITTEE REPORT

The Supervisory Board reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Supervisory Board recommended that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the Compensation Committee

Sheldon R. Erikson

William B. Berry

Michael C. Kearney

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) provides information regarding the executive compensation program for the Company’s principal executive officer, all individuals serving as the Company’s principal financial officer for the last completed fiscal year, and the three other highest compensated executive officers at the end of such year, (collectively, the “Named Executive Officers”) and is intended to provide perspective regarding the Company’s executive compensation program, including the philosophy, objectives, compensation processes, and key components of compensation.

The following individuals were Named Executive Officers as of December 31, 2014:

•	Donald Keith Mosing, Chairman of the Supervisory Board, Director, Chief Executive Officer (“CEO”) and President;

•	Mark G. Margavio, Vice President, Former Chief Financial Officer (“CFO”) and Treasurer;*

•	John W. Sinders, Executive Vice President, Administration; Interim CFO;*

•	Jeffrey J. Bird, Executive Vice President and CFO;*

•	W. John Walker, Executive Vice President, Operations;

•	C. Michael Webre, Vice President, Engineering; and

•	Burney J. Latiolais, Jr., Senior Vice President, Business Development and Corporate Sales.

*	In 2014, Mr. Margavio stepped down from his role as Vice President, CFO, and Treasurer but remained an employee of the Company through December 31, 2014; Mr. John W. Sinders, our Executive Vice President, Administration, became our interim CFO from July 14, 2014 through November 30, 2014; and the Management Board appointed Mr. Jeffrey J. Bird to serve as our Executive Vice President and CFO, effective December 1, 2014.

Effective as of January 2015, Mr. Mosing transitioned from his role as CEO and President to become the Company’s Executive Chairman (remaining Chairman of the Supervisory Board), and Mr. Gary Luquette was appointed our President and Chief Executive Officer. These 2015 changes are not reflected in the tables below, but they will affect which individuals are considered to be named executive officers in future years.

Although this CD&A focuses on the Company’s executive compensation program during the last fiscal year, it also describes compensation actions taken before or after the 2014 fiscal year to the extent such discussion enhances the understanding of the Company’s executive compensation disclosure.

Overview of Executive Compensation and our Compensation Process

Following our initial public offering in August 2013, we began transitioning our executive compensation program to reflect our status as a publicly traded corporation. Following the completion of our initial public offering, the Company became a “controlled company” within the meaning of the NYSE corporate governance standards. As a controlled company, the Company is not required to have a compensation committee composed entirely of independent directors and did not have such a formal compensation committee until a formal compensation committee comprised entirely of independent directors was formed in August of 2014. Prior to 2014, the Company continued to rely on an informal compensation committee process, with the CEO, Mr. Sinders, and the VP of Personnel, Compensation and Benefits making compensation decisions for our Named Executive Officers other than our CEO, whose compensation was determined by our Supervisory Board. In 2014, our Supervisory Board made compensation decisions regarding the compensation of all of our Named Executive Officers. In order to conform to best governance practices and to help streamline administration of our executive compensation program, in August of 2014, our Supervisory Board established a compensation committee comprised entirely of independent directors (the “Compensation

Committee”) to, among other things, oversee the compensation arrangements described below. Since then, the newly formed Compensation Committee has begun playing a more significant role in the compensation setting process for our Named Executive Officers.

The main components of the Company’s executive compensation program have historically consisted of the following components, which are described in greater detail below:

•	base salary;

•	annual cash incentive awards;

•	deferred compensation and long-term incentive compensation;

•	severance benefits; and

•	limited perquisites.

As described in greater detail below, the annual cash incentive award program for the 2014 year consisted of annual cash bonuses based on the company’s and the individual’s performance, while long-term incentives consisted of equity compensation awards administered under our LTIP (defined below) and discretionary Company contributions to the Frank’s Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). In addition, in 2014, two of our Named Executive Officers began the year with employment agreements that provided for severance pay in the event of certain qualifying terminations of employment. However, some changes were made to these arrangements in 2014, with Mr. Webre’s employment agreement not being renewed (though he has continued in employment with the Company following such non-renewal) and with our CEO entering into a new employment agreement (the “Employment Agreement”) that better reflects his role in the Company going forward. These employment agreement changes are discussed in more detail in the section entitled “Impact of Compensation Consultant” below.

The decisions regarding the various levels and forms of compensation for the Named Executive Officers (other than the CEO) in the first part of 2014 were made in the discretion of the CEO (in consultation with the Supervisory Board). The decisions with respect to the CEO were made by the Supervisory Board (with recusal of the CEO). Factors considered in making this determination included overall market conditions, the CEO’s or the Board’s, as applicable, sense of the amounts necessary to remain competitive in the marketplace, and the particular Named Executive Officer’s contributions to the Company’s results. Consideration has also historically been given to the compensation received by the individual in prior years relative to performance in those years versus the performance of the individual in the most recent fiscal year. While historical compensation decisions may have been based on more of a subjective assessment, beginning with the Compensation Committee’s appointment in 2014, the Company’s compensation decisions began to be guided by more qualitative and quantitative analysis, and the Company’s Compensation Committee began playing a central role in this decision making process, which we expect to continue on a going-forward basis.

Impact of Compensation Consultant

In 2014, the Company continued to work with its compensation consultant, Meridian Consultants, LLC (“Meridian”) to refine its executive compensation arrangements to ensure that (i) total executive compensation is in line with the executive compensation among the Company’s peer group and (ii) overall compensation aligns the executives’ interests with those of the Company’s stockholders by tying a meaningful portion of each executive’s cash and equity compensation to the achievement of performance targets and by including time-based vesting requirements in the long-term equity incentive compensation awards. The process of modifying the Company’s executive compensation policies and practices is still being refined with the assistance of Meridian, but the Company has implemented certain changes during 2014, and the Company expects to continue implementing new compensation practices in 2015 and beyond during our ongoing full transition into a public company.

For example, Messrs. Mosing and Webre had existing employment agreements coming into 2014, which were re-evaluated in 2014. Based on this evaluation, it was determined in 2014 that Mr. Mosing’s employment agreement would be replaced with a new Employment Agreement and that the employment agreement with Mr. Webre would not be renewed for successive terms (but his employment with the Company would continue). The decision to not renew the employment agreement with Mr. Webre was made in consideration of the evolution of his role, the fact that a significant form of his compensation payable upon qualifying terminations of employment had become tied to equity awards granted at the IPO, and the fact that his prior agreement required extensive revisions to respond to changes in law that came into effect years after the agreement was first entered into. The Company expects to continue to evaluate the role that employment agreements may play in the retention of our Named Executive Officers and may make further changes to this component of compensation in the future for certain of our Named Executive Officers. For additional detail regarding the terms of the current employment agreement with Mr. Mosing, see “—Components of the Company’s Compensation Program—Severance Benefits” and “—Potential Payments Upon Termination or a Change in Control.”

Goals of the Compensation Program

The Company is focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. We annually reevaluate whether our compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

To ensure the Company continues to meet its compensation objectives as a public company, we have been working with Meridian and using market data to develop an understanding of the current compensation practices among peers and to ensure that the executive compensation program will be benchmarked against peers within the industry. In furtherance of this goal, the Compensation Committee identified, with Meridian’s assistance, a peer group consisting of the following 16 companies in order to create a broad sample for purposes of evaluating our compensation practices for 2014:

•	C&J Energy Services, Inc.

•	Core Laboratories N.V.

•	Dresser-Rand Group Inc.

•	Dril-Quip, Inc.

•	Exterran Holdings, Inc.

•	Forum Energy Technologies, Inc.

•	Helix Energy Solutions Group, Inc.

•	Hercules Offshore, Inc.

•	Hornbeck Offshore Services, Inc.

•	Newpark Resources, Inc.

•	Noble Corp plc

•	Oceaneering International, Inc.

•	Precision Drilling Corporation

•	Rowan Companies plc

•	RPC, Inc.

•	SEACOR Holdings Inc.

Meridian initially worked with our informal compensation committee to select this group of publicly traded companies from the same or similar industries and within a certain range of our annual revenue to serve as the Company’s peer group for purposes of obtaining data regarding the compensation practices of peers, and while this group has subsequently been re-evaluated, no change has since been made to this group other than the removal of a company who had ceased to exist as a publicly traded company (not included above). In order to ensure that the Company’s total compensation program is competitive with its peers, in 2014, the Supervisory Board began making the final determinations regarding the recommended specific allocation of the CEO’s total targeted compensation among the various compensation elements, and the Supervisory Board also approved the allocation of the other Named Executive Officers’ compensation elements. The Company expects that the newly formed Compensation Committee will make these decisions on a going-forward basis for all of the Named Executive Officers.

The Company is also seeking to more closely align its executives’ interests with those of shareholders through the use of long-term incentive plan awards, largely through grants of equity-based awards under our new LTIP. The Company feels that this reevaluation of its compensation programs and each of the elements of its compensation scheme is necessary to ensure that its programs continue to meet the objectives that have been set in the context of a growing, publicly traded company. This review may result in further changes to the Company’s executive compensation programs, which will be disclosed when required in connection with their implementation.

Components of the Company’s Executive Compensation Program

The former CEO’s Employment Agreement provides for five principal elements of compensation: base salary, cash bonuses, long-term incentive awards, limited perquisites, and severance pay. For 2014, the Named Executive Officers’ annual cash bonuses were awarded pursuant to specific formulas based on Company performance measures and subject to individual performance. In addition, each of the Named Executive Officers is eligible to receive long-term incentive awards and to participate in the Deferred Compensation Plan, which provides for annual discretionary Company contributions that vest at the end of a five-year period. Finally, certain of the Named Executive Officers are eligible for limited perquisites, which are discussed below. The Company believes this mix of compensation aligns its executives’ compensation with the Company’s short-term and long-term goals, as well as with the interests of the Company’s stockholders.

While the Company feels that the employment agreements have historically been suitable for some of the executive roles and beneficial to the Company, the role employment agreements should play in our executive compensation program has been and is continuing to be evaluated, resulting in 2014 in the non-renewal of Messer’s Webre’s employment agreement and our CEO’s entering into a new Employment Agreement, both as described above. In addition, the Compensation Committee intends to re-evaluate Mr. Mosing’s compensation in connection with his new role as the Company’s Executive Chairman, which became effective January 2015.

Below is a description of each of the principal elements of the Company’s compensation programs in effect as of the close of our most recent fiscal year and the Company’s view on these elements. The Company recognizes that in connection with the review the Supervisory Board or Compensation Committee is undertaking with Meridian, the goals themselves and the methods of implementing those goals may change.

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation for each year for performing specific job responsibilities. It represents the minimum income a Named Executive Officer may receive in any year. In prior years, base salaries have typically been reviewed in September or October of each year for each

Named Executive Officer based on Company performance, cost-of-living adjustments, and personal performance. Any resulting base salary adjustments have typically occurred in November. Base salaries are also re-evaluated at the time of any promotion or significant change in job responsibilities.

Under the terms of both of Mr. Mosing’s employment agreements that were in effect for various portions of 2014, his base salary could be increased, but generally not decreased (except in connection with similar reductions applicable to all of our other executive officers, but not to exceed 10 percent of Mr. Mosing’s then base salary), following review and determination by our board of directors, which review historically occurred annually or more frequently from time to time in the discretion of the board.

In November 2013, the annual base salary review resulted in implementation of the following base salary adjustments for each of the Named Executive Officers that were applicable to the 2014 year except as later revised: $750,023 for Mr. Mosing; $304,615 for Mr. Margavio; $500,000 for Mr. Sinders; $400,115 for Mr. Walker; $377,439 for Mr. Webre; and $363,000 for Mr. Latiolais. In the first quarter of 2014, Mr. Walker’s base salary was re-evaluated commensurate with market data, and the CEO accordingly approved a change in this base salary effective in March 2014, which was later approved by the Supervisory Board at its August 2014 meeting. At that meeting, the Supervisory Board reviewed the base salaries of all of our Named Executive Officers, based on review of market data provided by Meridian. No changes in base salary for our Named Executive Officers were made pursuant to this review. Effective with the execution of Mr. Mosing’s new Employment Agreement, as of October 30, 2014, his annual base salary was increased to $850,000 in light of the elimination of various perquisites from his compensation. When Mr. Bird was hired as our new CFO in December 2014, his annual base salary was established as $400,000. In the future, the Company expects the Compensation Committee will continue to review base salaries on an annual basis to determine if the Company’s financial and operating performance, as well as the executive officer’s personal performance, the cost of living factor, market conditions, and any other factors that the Compensation Committee deems appropriate to consider, support any adjustment to the executive officer’s base salary.

The amounts set forth in the Summary Compensation Table below do not reflect salaries that are “set” for the year, but what is “earned” for that year; thus they may differ slightly from these amounts due to normal payroll practices.

Cash Bonus

The Company’s annual bonus program is intended to reward executives for personal and Company performance. In 2014, the Supervisory Board and the newly formed Compensation Committee began to implement some changes to our annual bonus program. In prior years, in determining the amount of each executive’s annual bonus (other than the annual bonus for the CEO), the Company has considered on a general basis Company growth and earnings for the year, as well as the employee’s performance, the employee’s past bonus compensation, and the informal compensation committee’s sense of what it needed to provide to remain competitive. While each of these factors has been taken into account, the CEO has historically had full discretion to award any level of annual bonus, including awarding no bonus, to each of the other Named Executive Officers. Mr. Mosing’s employment agreement in prior years provided that his annual bonus would be equal to at least 2% of the Company’s annual EBITDA. In 2014, the Supervisory Board, in consultation with Meridian, evaluated this practice and determined that the CEO’s annual bonus for 2014 would provide for a payment equal to 1% of the Company’s annual EBITDA if the Company reached its specified EBITDA target for the year, but subject to reduction or increase based on the actual amount of EBITDA achieved at below threshold, threshold, target, and maximum levels (ranging from 0%, 80%, 100% to 120%, respectively, of the Company’s annual EBITDA target, and resulting in a 0%, 0.5%, 1.0% to 1.5% of EBITDA payout, respectively), subject to a further 20% reduction in payout if the Company’s return on invested capital (“ROIC”) goal was not achieved for the year.

Similarly, the Company took steps in 2014 to re-evaluate the annual bonus program for each of the other Named Executive Officers. The Supervisory Board approved certain performance goals, in consultation with Meridian, to serve as guidelines to utilize in making these annual bonus determinations for the Named Executive Officers other than the CEO. These performance goal guidelines provided for a target bonus opportunity expressed as a percentage of the executive officer’s salary, depending on achievement of the Company’s EBITDA goals at target levels (and for some of the Named Executive Officers, with below threshold, threshold and maximum levels providing for different percentage payouts) and subject to a payout reduction of up to 20% if the Company’s ROIC goal for the year was not achieved. These guidelines were approved to ensure that our goals and targets ultimately reflect our true performance. However, the CEO retained the discretion to approve the payment of a lower amount for a Named Executive Officer’s annual bonus based on total performance, considering not only these specific performance goal guidelines, but also a number of other factors, such as market conditions, individual performance, and safety measures.

If the Company achieved the target performance metric for 2014, the cash incentive awards were expected to be paid at target levels. In order to create additional incentive for exceptional Company performance based on the metrics described above, annual bonus awards for 2014 for our CFO and next two highest ranking Named Executive Officers could be paid at a maximum percentage of the base salary designated for each such Named Executive Officer if maximum performance metrics were met, but it is not expected that payment at this level will occur in most years. For 2014, the target award for Messrs. Walker and Sinders were set at 100% of 2014 base salary and could range from 0% to 200% of 2014 base salary, depending on performance relative to the specified performance metrics. In the case of our CFO, the target award was set at 75% of 2014 base salary and payout could range from 0% to 100% of 2014 base salary depending on the level of achievement of the Company’s goals. Target awards for the remaining Named Executive Officers were set at 75% of 2014 base salary and could range between 0% to 75% of 2014 base salary. The actual results we attained with respect to the Company performance metrics for 2014 met our targeted performance goals, but no decision has been made regarding the final bonus amounts to be paid to our Named Executive Officers, except for the annual bonus award for Mr. Mosing, which was not subject to discretionary reduction and which was accordingly approved for payout at the target level of $4,400,000. We will disclose the bonus amounts awarded to our other Named Executive Officers when these amounts have been determined and are required to be disclosed.

The changes described above were made to our annual bonus program in 2014 in order to provide our Named Executive Officers with a bonus opportunity that is tied to certain metrics measuring the Company’s performance while remaining competitive with our peers. Our annual bonus program may continue to evolve as we transition fully into a publicly traded company. On a going forward basis, it is expected that our Compensation Committee will review the appropriate annual bonus arrangements for the Named Executive Officers, determine the appropriate methods of evaluating our Company’s achievement relative to various performance metrics, and determine if the current categories and associated metrics should be adjusted for future fiscal years.

Deferred Compensation Plan

The Company has historically offered long-term incentives to each of the Named Executive Officers other than Mr. Mosing (whose long-term incentives have historically been achieved through his ownership interests) through discretionary Company contributions under the Deferred Compensation Plan. These contributions vest in full after five years and serve as a long-term retention tool. Historically, each April, the informal compensation committee has recommended for approval by the CEO the amount of the discretionary Company contribution to be made on behalf of each Named Executive Officer other than Mr. Mosing, and this amount has been contributed to the applicable Named Executive Officer’s Deferred Compensation Plan account each May. Going forward, the Company expects that the newly formed Compensation Committee will make these determinations. While Mr. Mosing is eligible, under the terms of the Deferred Compensation Plan, to receive a Company contribution in the Company’s discretion, the Company has not historically credited him with any such contributions under this plan.

The Deferred Compensation Plan also allows each Named Executive Officer, including Mr. Mosing, to elect to defer a percentage of his compensation (defined as the Named Executive Officer’s base salary, bonus, commission, and any other cash or equity-based compensation approved by the plan’s administrative committee) until the executive’s termination of employment or until a future date specified by the executive at the time of his deferral election.

To create additional incentives for the executive officers to continue to grow value for the Company, the Company has established the LTIP and an employee stock purchase plan intended to satisfy the requirements of section 423 of the Internal Revenue Code of 1986, as amended (the “Code,” and such plan, the “ESPP”). Both the ESPP and the LTIP were adopted by the Company’s board and approved by stockholders prior to the completion of the initial public offering, although the ESPP did not become operational until January 1, 2015. The Company believes that adding an equity component to the Company’s compensation program is vital to align the executive officers’ interests with equity holders’ interests through shared ownership.

Long-Term Incentive Plan

We believe a formal long-term equity-based incentive program is important and consistent with the compensation programs of the companies in our peer group. We maintain an omnibus long-term incentive plan (the “LTIP”) that provides for the grant to our Named Executive Officers and other eligible employees of a variety of awards, such as stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, bonus stock, cash awards, substitute awards, and other stock-based awards, any of which may be designed as performance awards or made subject to other conditions. We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

•	balances short and long-term objectives;

•	aligns our executives’ interests with the long-term interests of our stockholders;

•	rewards long-term performance relative to industry peers;

•	makes our compensation program competitive from a total remuneration standpoint;

•	encourages executive retention; and

•	gives executives the opportunity to share in our long-term value creation.

Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the committee determines appropriate in its sole discretion. To date, our long-term equity-based incentive compensation has consisted of grants of restricted stock unit (“RSU”) awards; however, our Compensation Committee may determine in the future that different and/or additional award types are appropriate. An RSU is a notional share of the Company’s common stock that entitles the grantee to receive a share of common stock upon the vesting of the RSU or, in the discretion of the plan administrator, the cash equivalent to the value of a share of the Company’s common stock. We believe RSUs effectively align our executive officers with the interests of our stockholders on a long-term basis and have retentive attributes. Each of Messrs. Mosing, Walker, Margavio, and Latiolais were granted RSUs in connection with our initial public offering, which are still outstanding and will vest in 2017, and Messer. Bird was granted RSUs when he was hired in December 2014. In 2014, the Supervisory Board approved a compensation philosophy that Mr. Mosing would be entitled to annual grants of RSUs with 3-year vesting terms, with the amount of each such annual grant determined by reference to the Company’s EBITDA performance for the preceding fiscal year.

Similarly, the Supervisory Board approved guidelines providing for a potential grant of RSUs in 2015 to our other Named Executive Officers, based on the Company’s achievement of EBITDA targets set for 2014, with an aggregate value at the time of grant equal to a specified percentage of the individual’s 2014 base salary. In February 2015, the Compensation Committee approved an award of RSUs to each of our Named Executive Officers (other than Mr. Margavio, who was no longer employed with us on that date), based on the parameters described above. These awards will vest ratably over a 3-year period.

It is expected that the Compensation Committee will continue to evaluate a grant policy for annual equity awards to determine the number of awards to be granted to Named Executive Officers in the future, when the awards will be granted, the schedule on which the awards will become vested, any performance conditions upon which the grants or vesting will be based, and other terms and conditions relating to awards.

Employee Stock Purchase Plan

As described above, prior to the completion of the Company’s initial public offering, the board of directors adopted, and shareholders approved, an ESPP, in order to enable eligible employees (including the Named Executive Officers) to purchase shares of the Company’s Common Stock at a discount following the effective date of the ESPP, which was January 1, 2015. This plan encourages stock ownership and aligns the interests of the executives with our shareholders. Purchases under the ESPP are accomplished through participation in discrete offering periods. This ESPP is intended to qualify as an employee stock purchase under section 423 of the Code. A maximum of 3,000,000 shares of the Company’s Common Stock has been reserved for issuance under the ESPP, subject to appropriate adjustments to reflect changes in the Common Stock caused by certain events like stock splits or a change in control. The number of shares of stock that may be granted to any single participant in any single option period will be subject to certain limitations set forth in the plan.

Severance Benefits

In 2014, the Company initially maintained employment agreements with two of our Named Executive Officers – Mr. Mosing and Mr. Webre. As indicated previously, our employment agreements were re-evaluated in 2014, resulting in certain changes. First, it was determined that Mr. Webre’s employment agreement would not be renewed for any successive terms, but that his employment would continue without an employment agreement. Mr. Webre’s prior employment agreement included an initial term of three years, with automatic extensions on a month-to-month basis until either party provided at least 10 days advance written notice of its intent to terminate the Agreement. Mr. Webre had concluded his initial term and was under monthly renewal in 2014 when his agreement was terminated, resulting in his continued employment without an agreement. The decision to not renew Mr. Webre’s employment agreement was based on several factors, including the evolution of his role, the fact that a significant form of his compensation payable upon qualifying terminations of employment had become tied to equity awards granted at the IPO, and the fact that his prior agreement required extensive revisions to respond to changes in law that came into effect years after the agreement was first entered into.

Likewise, Mr. Mosing’s prior employment agreement was terminated in 2014 and was replaced with a new Employment Agreement approved by the Supervisory Board, which became effective October 30, 2014. Mr. Mosing’s initial employment agreement for 2014 included an initial term of six years, with automatic extensions for additional one-year periods unless either party provided at least 90 days advance written notice of its intent to terminate the employment relationship as of the end of the term. Under this automatic renewal feature, Mr. Mosing’s employment agreement had previously been extended through December 31, 2014 but this renewal was terminated early, in October 2014 in connection with entering into his new Employment Agreement.

Mr. Mosing’s new Employment Agreement for 2014 contains certain severance protections that are described in more detail below in “—Potential Payments Upon Termination or a Change in Control.” Generally, Mr. Mosing was entitled to receive, upon a qualifying termination of employment, cash payments of up to two times the sum of the executive’s base salary and average annual bonus paid for the prior three years, plus continued medical care coverage for a specific post-termination period.

In addition, the Named Executive Officers are entitled to accelerated vesting under the terms of their outstanding RSU awards upon qualifying terminations of employment and accelerated vesting of Company contributions under the Company’s Deferred Compensation Plan.

Perquisites and Other Compensation Elements

The Company offers participation in broad-based retirement, health, and welfare plans to all employees. The Company currently maintains a plan intended to provide benefits under section 401(k) of the Code where employees are allowed to contribute portions of their base compensation into a retirement account (the “401(k) Plan”). In 2014, the Company provided a matching contribution at the rate of 75% of the first $4,000 deferred by an employee (i.e., up to $3,000 in matching contributions). The 401(k) Plan is designed to encourage all employees, including the participating Named Executive Officers, to save for the future.

The Company has historically provided limited perquisites for its Named Executive Officers. The Company generally believes that providing perquisites such as an automobile allowance, and in some cases, club dues or supplemental life insurance, is an important component of compensation and necessary to compete for top management. In 2014, as part of the Supervisory Board’s review of Mr. Mosing’s compensation, it was determined that he would no longer receive an automobile allowance or country club dues in light of increases in his base salary. The Company’s perquisite practice is also being re-evaluated as part of the compensation evaluation process with Meridian, so the perquisites offered to the Named Executive Officers in the future may change.

Accounting and Tax Considerations

Section 162(m) of the Code limits the deductibility of certain compensation expenses in excess of $1,000,000 to certain of executive officers in any fiscal year. Compensation that is “performance based” is excluded from this limitation. For compensation to be “performance based,” it must meet certain criteria, including being payable only upon the attainment of predetermined, objective performance goals based upon performance criteria approved by the Company’s stockholders and having such goals be established and the attainment of which certified by a committee of the Supervisory Board that consists only of “outside directors.” In this proxy statement, we are asking our stockholders to approve the material terms of the LTIP so that we may grant qualified “performance-based compensation” under the LTIP in the future, if determined by the Compensation Committee to be in the Company’s best interest and in the best interest of the Company’s stockholders.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Company believes that maintaining the discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits public stockholders, and therefore, the Company may award compensation to the Named Executive Officers that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits stockholders. Regardless, section 162(m) of the Code provides that certain compensation of corporations which are privately held and which become publicly held in an initial public offering will not be subject to the deduction limitations of section 162(m) for a transition period following such initial public offering. It is anticipated that the Company’s annual bonuses and certain awards of equity compensation may satisfy the requirements of this exception during the transition period.

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code.

Any equity awards that may be granted to our employees, including executive officers, pursuant to the long-term incentive plan the Company has adopted in connection with the initial public offering will be reflected in the Company’s consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB Accounting Standards Codification, Topic 718, “Compensation—Stock Compensation.”

Risk Assessment

The Company’s Supervisory Board has reviewed the Company’s compensation policies as generally applicable to employees and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	the Company’s overall compensation levels are competitive with the market; and

•	the Company’s compensation mix is balanced among (i) fixed components, like salary and benefits, and (ii) annual incentives that reward the Company’s overall financial and business performance, business unit financial performance, operational measures, and individual performance.

In summary, although a portion of the compensation provided to the Named Executive Officers may be based on the Company’s performance and on the individual successes of the employee, the Company believes its compensation programs do not encourage excessive and unnecessary risk-taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both short- and long-term operational and financial goals of the Company; our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests of executives and stockholders, thereby reducing the incentives for unnecessary risk-taking. Facets of compensation that incentivize these executives but mitigate risk-

taking have been and will continue to be one of the many factors considered by the Compensation Committee and the Supervisory Board (as applicable) during its review of the Company’s compensation programs and during the design of new programs that have become, or may yet become, effective in connection with the Company’s transition to being a publicly traded company. In the future, the Compensation Committee or the Supervisory Board will seek to ensure that any changes made to the compensation programs do not encourage excessive and unnecessary risk-taking and that any level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

We plan to implement stock ownership guidelines for our Named Executive Officers or directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the annual compensation earned or granted during the 2014, 2013, and 2012 fiscal years by the Named Executive Officers as of December 31, 2014:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Donald Keith Mosing
Chairman of the Supervisory Board, Director, Chief Executive Officer and President	2014	766,686	—	—	4,400,000		62,099	21,293	5,250,078
	2013	750,023	—	23,897,735	8,769,000		749,982	24,025	34,209,766
	2012	746,782	—	—	9,050,000		547,069	30,825	10,374,676

Mark G. Margavio
Former Chief Financial Officer	2014	304,615	—	—	—		20,294	24,136	349,045
	2013	297,806	50,000	2,389,765	—		165,323	66,000	2,968,894
	2012	287,239	184,000	—	—		68,935	66,000	606,174

Jeffrey J. Bird
Executive Vice President and Chief Financial Officer	2014	33,333	187,500	374,991	—		—	—	595,824

John Sinders
Executive Vice President, Administration, Interim Chief Financial Officer	2014	500,000	—	—	—	(7)	—	13,343	513,343

W. John Walker
Executive Vice President, Operations	2014	483,352	—	—	—	(7)	44,967	101,367	629,686
	2013	347,471	350,000	2,389,765	—		266,299	94,705	3,448,240
	2012	223,730	526,270	—	—		91,881	113,000	954,881

C. Michael Webre
Vice President, Engineering	2014	377,439	—	—	—	(7)	4,952	57,536	439,927
	2013	378,047	150,000	2,389,765	—		69,622	66,000	3,053,434
	2012	361,340	213,000	—	—		32,367	66,000	672,707

Burney J. Latiolais, Jr.
Senior Vice President, Business Development and Corporate Sales	2014	363,000	—	—	—	(7)	9,948	90,546	463,494

(1)	The amounts reflected in this column include total annual salary earned for the fiscal year, regardless of whether any of these amounts were deferred under our deferred compensation arrangements or otherwise paid in another year.
(2)	The amount reflected in this column for Mr. Bird is the sign-on bonus paid to Mr. Bird in December 2014 in connection with his appointment as our Chief Financial Officer. Assuming Mr. Bird remains employed through the date of payment, he will receive a second payment in the amount of $187,500 in April 2015. Note that the bonus amounts previously reported for Mr. Walker for 2013 and 2012 have been revised to correct a previous typographical error. Mr. Walker’s bonus amount for fiscal 2012 was inadvertently reported as his 2013 bonus previously. The correct bonus amounts for each fiscal year, respectively, are now reflected in the updated table.
(3)	The amount reflected in this column for Mr. Bird is the aggregate grant date fair value of the RSUs granted to Mr. Bird in December 2014 and calculated pursuant to ASC FASB Topic 718, disregarding any potential forfeitures, in connection with his appointment as our Chief Financial Officer. Please see Note 15 to our Consolidated Financial Statements for the 2014 fiscal year within our Form 10-K, filed with the SEC on March 6, 2015, for more details on the valuation assumptions for this equity award. None of our other Named Executive Officers received any grants of equity awards for the 2014 fiscal year. However, each Named Executive Officer also earned an equity grant of RSUs based on 2014 EBITDA performance, which was granted in February 2015, following the Compensation Committee’s certification of the Company’s performance, in the form of RSUs subject to time-based vesting, the details of which will be reflected in the Company’s proxy for the 2015 fiscal year.
(4)

The amounts reported in this column reflect the cash payment of Mr. Mosing’s performance-based bonus amounts for the relevant fiscal years, which is based on metrics relating to the Company’s EBITDA for the year. Under the terms of his prior employment agreement, Mr. Mosing was eligible for a bonus of 2% of the Company’s EBITDA for fiscal year 2014; however, in connection with the Company’s updates to its bonus program and entry into a new Employment Agreement with Mr. Mosing, Mr. Mosing’s potential bonus was reduced to a range of 0-1.5% of EBITDA. Note that the bonus amount previously reported for Mr. Mosing for 2013 has been reduced by $19,001 to correct a typographical error.
(5)	The amounts reflected in this column for the 2014 year reflect the portion of the earnings that accrued under the Deferred Compensation Plan in 2014 that were determined to be above-market or preferential under the SEC’s rules, using 120% of the applicable federal long-term rate as the reference rate. As further detailed in the Non-Qualified Deferred Compensation Table below, all earnings attributable to Mr. Mosing’s account under the Deferred Compensation Plan for the last fiscal year relate solely to the elective deferrals that Mr. Mosing contributed into his plan account, as the Company has never made any contributions into his account under the Deferred Compensation Plan. Furthermore, all earnings attributable to Mr. Margavio’s account under the Deferred Compensation Plan for the last fiscal year relate solely to the elective deferrals that Mr. Margavio contributed into his plan account, as the Company did not make any contributions into his account under the Deferred Compensation Plan in 2014.
(6)	The amounts reflected in this column for the 2014 year include the specific items reflected in the following table. In connection with his entry into a new Employment Agreement, effective October 30, 2014, Mr. Mosing no longer receives an automobile allowance, gas and tolls allowance, or the payment of country club dues.
(7)	The amount of non-equity incentive plan payments that will be paid to these Named Executive Officers for the 2014 fiscal year in the form of a cash bonus was not calculable through the latest practicable date. We expect that these amounts will be determined sometime during the first quarter of 2015.

All Other Compensation:

Name	Company Contributions Under Deferred Compensation Plan ($)	Employer Matching Contributions Under 401(k) Plan ($)	Life Insurance Premiums ($)	Automobile Expenses ($)	Country Club Dues ($)	Total ($)
Donald Keith Mosing	—	3,000	—	10,893	7,400	21,293
Mark G. Margavio	—	3,000	—	21,136	—	24,136
Jeffrey J. Bird	—	—	—	—	—	—
John Sinders	—	—	—	13,343	—	13,343
W. John Walker	75,000	—	1,705	16,862	7,800	101,367
Michael Webre	40,000	3,000	—	14,536	—	57,536
Burney J. Latiolais, Jr.	75,000	3,000	—	12,546	—	90,546

Grants of Plan-Based Awards for 2014

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name		Threshold (#)	Target (#)	Maximum (#)	(#)	($)(2)
Donald Keith Mosing	—	1,760,000	4,400,000	10,560,000	—	—
Mark G. Margavio	—	—	—	—	—	—
Jeffrey J. Bird	12/1/2014	—	—	—	20,856	374,991
John Sinders	—	250,000	500,000	1,000,000	—	—
W. John Walker	—	250,000	500,000	1,000,000	—	—
C. Michael Webre (3)	—	—	276,411	—	—	—
Burney J. Latiolais, Jr (3).	—	—	265,940	—	—	—

(1)	See footnote #4 in the Summary Compensation Table above for information on the performance-based bonus granted to Mr. Mosing in 2014. The amounts reported for our other Named Executive Officers reflect the potential bonus amounts that each Named Executive Officer could receive with respect to fiscal year 2014, subject to the Compensation Committee’s certification of performance and the CEO’s discretion to reduce the amounts otherwise payable at each level.
(2)	See footnote #3 in the Summary Compensation Table above for information on the value of the RSUs granted in 2014.
(3)	No threshold or maximum level was established for Named Executive Officers at this level. At grant, the target level of bonus remained subject to the Compensation Committee’s certification of performance and the CEO’s discretion to reduce the amounts otherwise payable.

Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2014 Fiscal Year

Employment Agreements. As noted above, only Mr. Mosing was party to an employment agreement with the Company as of the end of the 2014 fiscal year. Under his Employment Agreement, Mr. Mosing is entitled to a minimum base salary that may be increased but not decreased during the term of the Employment Agreement, except in connection with similar reductions applicable to our other executive officers (but not to exceed 10 percent of Mr. Mosing’s then base salary). Mr. Mosing is otherwise eligible to earn an annual bonus and receive other long-

term incentive compensation pursuant to the plans and programs of the Company. As described in more detail below in “—Potential Payments Upon Termination or a Change in Control,” in certain circumstances Mr. Mosing would be entitled to receive certain severance benefits upon a termination of his employment with the Company.

Grants of Plan Based Awards. The RSUs granted to Mr. Bird in 2014 under our LTIP will vest ratably in two equal annual installments beginning on December 1, 2015. The RSUs may also be accelerated upon certain terminations of employment or our change in control, as described in more detail below in “—Potential Payments Upon Termination or a Change in Control.”

Outstanding Equity Awards at 2014 Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Donald Keith Mosing	909,092	(1)	15,118,200
Mark G. Margavio	—	(1)	—
Jeffrey J. Bird	20,856	(2)	346,835
John Sinders	—		—
W. John Walker	90,909	(1)	1,511,817
C. Michael Webre	90,909	(1)	1,511,817
Burney J. Latiolais, Jr	90,909	(1)	1,511,817

(1)	The RSUs held by Messrs. Mosing, Walker, Webre, and Latiolais will vest 20% per year on the anniversary of August 14, 2013 for the first three years, with the remaining 40% vesting on March 31, 2017. In connection with his termination of employment with us, all of Mr. Margavio’s outstanding RSUs became vested.
(2)	The RSUs granted to Mr. Bird in connection with his appointment as our Chief Financial Officer will vest ratably in two equal annual installments beginning on December 1, 2015.
(3)	The market value is calculated by multiplying the number of RSUs outstanding on December 31, 2014 by the closing price of our common stock on the same date, which was $16.63.

Pension Benefits

The Company maintains the 401(k) Plan for its employees, including the Named Executive Officers, as well as the Deferred Compensation Plan, but at this time, the Company does not sponsor or maintain a pension plan for any of its employees.

Non-Qualified Deferred Compensation Table

Name (1)	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals Distributions ($)(5)	Aggregate Balance at Last FYE ($)(6)
Donald Keith Mosing	404,800	—	421,446	—	10,104,846
Mark G. Margavio	3,081	—	53,927	—	944,600
W. John Walker	280,000	75,000	145,447	36,513	2,854,821
C. Michael Webre	—	40,000	33,610	—	809,885
Burney J. Latiolais Jr.	—	75,000	37,553	—	803,984

(1)	As of the end of 2014, no contributions to the plan had been made by Mr. Bird or Mr. Sinders or by the Company on their behalf; consequently, Mr. Bird and Mr. Sinders are not included in this table.
(2)	The amounts reflected in this column are included in the Summary Compensation Table as part of the executive officer’s base salary and/or bonus for the 2014 year. Participants may elect to defer up to 75% of their base salary and up to 100% of bonus, commissions, or any such other cash or equity-based compensation as may be approved for deferral by the plan’s administrative committee.
(3)	The amounts reported in this column are included in the Summary Compensation Table (see the “All Other Compensation” table in the Summary Compensation Table). Company contributions are credited to participant accounts from year to year at the sole discretion of the employer and vest in full (along with related earnings on these contributions) after 5 years of credited service. The Company did not provide any contributions to Mr. Mosing’s account in the last fiscal year, nor has the Company ever contributed any funds to Mr. Mosing’s account in this plan.

(4)	This column represents the aggregate earnings for 2014 for each Named Executive Officer’s account under the plan and includes earnings on the executive’s elective deferrals (which earnings are 100% vested), as well as on the Company’s discretionary contributions (which earnings are subject to a five-year vesting schedule). The table below sets forth a more detailed accounting of the earnings that are attributable to the executive’s elective deferrals and the earnings that are attributable to the Company’s discretionary contributions:

Name	Earnings in Last FY Attributable Solely to the Executive’s Elective Deferrals ($)	Earnings in Last FY Attributable Solely to the Company’s Discretionary Contributions ($)
Donald Keith Mosing	421,446	0
Mark G. Margavio	11,589	42,338
W. John Walker	101,220	44,227
C. Michael Webre	11,116	22,494
Burney J. Latiolais Jr.	6,330	31,223

(5)	This column reflects the aggregate withdrawals or distributions from the plan for each Named Executive Officer in 2014.
(6)	This column reflects the dollar amount of the total balance in each Named Executive Officer’s account under the plan as of the end of 2014. Some of these amounts are attributable to Company contributions and therefore remain subject to the vesting requirements described in Note 3 to this table above. The amounts in this column that were previously reported in the Summary Compensation Table for each executive are as follows: Mr. Mosing, $466,899 for 2014, $1,165,982 for 2013 and $761,280 for 2012; Mr. Margavio, $23,375 for 2014, $225,323 for 2013 and $128,935 for 2012; Mr. Walker, $399,967 for 2014, $737,299 for 2013 and $551,881 for 2012; Mr. Webre, $44,952 for 2014, $232,122 for 2013 and $112,367 for 2012; and Mr. Latiolais, $84,948 for 2014.

The Frank’s Executive Deferred Compensation Plan (the “Deferred Plan”) became effective January 1, 2009. The Deferred Plan allows participants to elect to defer up to 75% of their base salary and up to 100% of bonus, commissions, or any such other cash or equity-based compensation as may be approved for deferral by the plan’s administrative committee into the plan until a specified future date or a termination of employment. Amounts that a participant defers into the Deferred Plan will be 100% vested at all times. We (or an affiliate) may also provide contributions to the Deferred Plan on a participant’s behalf, which will be accompanied by a vesting restriction that will last for a period of five years. However, vesting will be accelerated in the event of a participant’s death, his disability, our change in control, or an involuntary termination from service without cause (each term as defined below in the section titled “Potential Payments Upon Termination or a Change in Control”). If the participant’s employment is terminated for cause, or we determine that a participant has violated an agreement with us that contained non-competition or non-solicitation restrictions, the participant shall forfeit all unpaid contributions (as well as earnings thereon) that we contributed to the Deferred Plan on his behalf.

If a participant chooses to receive his account balance on a specified future date, the participant may choose to receive a lump sum payment on that date or a series of two to five installment payments that begin on that date. If a participant elects to receive his account balance upon a termination from service, all amounts other than company contributions will be paid in a single lump sum, while amounts credited to his account by us will be paid in five annual installments; however, in the event that the separation from service occurs within twenty-four months of a change in control, the amount will be paid in a single lump sum. A participant may also choose to receive his account upon his retirement, where he can choose from a single lump sum or from a series of two to ten installment payments. Payments from the Deferred Plan upon a participant’s death or disability will be paid in a single lump sum payment. The Deferred Plan will allow for earlier payments, however, in the event that a participant incurs an unforeseen emergency that may not be covered by insurance or by a liquidation of the participant’s assets (to the extent such a liquidation would not cause a substantial hardship in itself), or if necessary to comply with a domestic relations order.

While the participant has an account in the Deferred Plan, the participant may choose to deem his account invested in one or more of the investment options the Deferred Plan’s administrator has chosen for the plan, which may include our common stock. The deemed investment options are selected by the plan’s administrative committee, which can add or remove deemed investment options from the plan’s menu from time to time. Participants can select and change their deemed investment allocations at any time.

Potential Payments Upon Termination or a Change in Control

Employment Agreement with Donald Keith Mosing

The prior employment agreements for each of Messrs. Mosing and Webre were terminated in 2014, and effective as of October 30, 2014, a new Employment Agreement was entered into between the Company and Mr. Mosing.

Under Mr. Mosing’s new Employment Agreement, in the event that Mr. Mosing’s employment were to be terminated due to his death or disability, or by the Company with “cause” (as defined below), or by Mr. Mosing’s resignation for other than “good reason” (as defined below), he (or his estate) would be entitled to receive the following amounts (the “Accrued Rights”): (a) payment of all accrued and unpaid base salary to the date of termination, (b) reimbursement for all incurred but unreimbursed expenses to which the executive would have been entitled to reimbursement, and (c) benefits to which the executive is entitled under the terms of any applicable benefit plan or program.

Under Mr. Mosing’s Employment Agreement, in the event that Mr. Mosing’s employment were to be terminated by him for “good reason” (as defined below) or by the company without “cause” (as defined below), whether prior to, commensurate with, or following a “change in control” (as defined below) or otherwise, he would be entitled to receive the following amounts: (a) the Accrued Rights; (b) any earned but unpaid annual bonus for the prior year; (c) a prorated annual bonus for the year of termination; (d) a severance payment equal to two times the sum of the executive’s base salary on the date of termination and the average annual bonus for the three prior calendar years; and (e) for an 18-month period following the date of termination, reimbursement of the cost of premiums for COBRA coverage under the Company’s group health plans for Mr. Mosing, his spouse, and his eligible dependents to the extent that cost exceeds the employee contribution amount that active senior executive employees of the Company pay for the same or similar coverage under Company’s group health plans.

Under Mr. Mosing’s new Employment Agreement, in the event that Mr. Mosing’s employment were to be terminated due to his retirement at any time following the attainment of age 65 and the Company does not have the right to terminate Mr. Mosing with “cause” (as defined below), he would be entitled to receive the following amounts: (a) the Accrued Rights, (b) a supplemental retirement benefit in the form of a joint and 75% survivor annuity that provides for payment of $850,000 annually during the life of Mr. Mosing and a survivor benefit equal to $637,000 annually following the death of Mr. Mosing for the remainder of his spouse’s life; (c) health insurance benefits for Mr. Mosing, his spouse, and his dependents substantially similar to those which Mr. Mosing and his spouse were receiving prior to his retirement, reduced to the extent that comparable health insurance benefits are received by Mr. Mosing and/or his spouse under any other employer’s health insurance plan or program. Because Mr. Mosing was not retirement eligible under this Employment Agreement as of December 31, 2014, these amounts are not quantified in the table below.

Under Mr. Mosing’s new Employment Agreement in effect at the end of 2014, Mr. Mosing would have been subject to customary non-competition and non-solicitation restrictions for a two-year period following his termination of employment with the Company for any reason (except that, for a termination of employment pursuant to Mr. Mosing’s resignation for a reason other than “good reason,” the non-competition and non-solicitation restrictions apply for a one-year period following his termination of employment).

Mr. Mosing’s new Employment Agreement provides that the Company will maintain a life insurance policy or policies providing an aggregate death benefit in an amount not less than $1,000,000, and Mr. Mosing will have the right to designate the beneficiary or beneficiaries of the death benefit payable pursuant to such policy or policies. However, no such policy or policies were in effect as of December 31, 2014.

The following terms are defined under the Employment Agreement that was in effect for Mr. Mosing at the close of 2014 fiscal year, as described below:

•

“Cause” includes the following circumstances under Mr. Mosing’s 2014 Employment Agreement, if such circumstances are not cured (if possible) within 30 days following timely written notice from the Company of the act(s) or omission(s) upon which it intends to rely as a basis for a for-Cause termination: a determination by the Company that the executive (a) has engaged in gross negligence, gross incompetence, or misconduct in the performance of the executive’s duties to the Company; (b) has failed without proper legal reason to perform the executive’s duties and responsibilities to the Company; (c) has breached any material provision of the Employment Agreement or any written agreement or corporate policy or code of conduct established by the Company; (d) has engaged in conduct that is, or could reasonably be expected to be, materially injurious to the Company; (e) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company; or (f) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

•	“Good reason” exists under Mr. Mosing’s 2014 Employment Agreement for a termination of employment within 90 days after the initial existence of any of the following conditions, if the condition arises without his consent and is not cured within 30 days following timely written notice from the executive of the condition: (a) a material diminution in the executive’s base salary (as defined in the employment agreement), other than as a part of one or more decreases that (i) shall not exceed, in the aggregate, more than 10% of the base salary as in effect on the date immediately prior to such decrease, and (ii) are applied similarly to all of the Company’s similarly situated executives; (b) a material diminution in the executive’s authority, duties, or responsibilities, including due to the Company’s engagement of an outside management firm to provide management services or a removal of Mr. Mosing from service as Chairman of the Board (except if such removal occurs due to his resignation from the board or removal by the board for “cause”); (c) a requirement that the executive report to any corporate officer or other employee instead of reporting directly to the board; (d) the involuntary relocation of the geographic location of the executive’s principal place of employment by more than 75 miles from the location of the executive’s principal place of employment as of the effective date of the employment agreement; or (e) any material breach by the Company of its obligations under the employment agreement.

•	“Change in control” for purposes of Mr. Mosing’s 2014 Employment Agreement generally means (a) a merger, consolidation, or sale of all or substantially all of the assets of the Company if (i) the Company’s shareholders do not continue to own at least 50% of the voting power of the resulting entity in substantially the same proportions that they owned the Company’s equity securities prior to the transaction or event or (ii) the members of the board immediately prior to the transaction or event do not constitute at least a majority of the board of directors of the resulting entity immediately after the transaction or event; (b) the dissolution or liquidation of the Company; (c) when any person, entity, or group (other than members of the Mosing family and/or certain related persons or entities) acquires or gains ownership or control of more than 50% of the combined voting power of the outstanding securities of the Company; or (d) as a result of or in connection with a contested election of directors, the persons who were members of the board immediately before such election cease to constitute a majority of the board.

•	“Retirement” for purposes of Mr. Mosing’s new Employment Agreement means the executive’s voluntary termination of employment due to his decision to retire at any time following the attainment of age 65.

Deferred Compensation Plan

Each of the Named Executive Officers is entitled to accelerated vesting of the amount of any unvested Company discretionary contributions that have been credited to the executive officer’s account under the Deferred Compensation Plan upon the occurrence of the earliest of the death of the executive while actively employed, the disability of the executive, a change in control, or an involuntary termination of employment other than for cause. For purposes of this accelerated vesting provision, the following definitions apply:

•	“Disability” means that the participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of not less than 12 months: (a) unable to engage in any substantial gainful activity, or (b) receiving income replacement benefits for a period of not less than three months under one of our accident or health plans.

•	“Change in control” for purposes of the Deferred Compensation Plan means a change in the ownership of the employer, a change in the effective control of the employer, or a change in the ownership of a substantial portion of the assets of the employer, all as defined under section 409A of the Code.

•	“Cause” means the participant’s conviction of a felony or other crime; the participant’s commission of any act against the Company constituting willful misconduct, dishonesty, fraud, theft, or embezzlement; the participant’s failure to perform any material services, duties, or responsibilities required of him or her by the Company or to materially comply with the policies or procedures established by the Company (for any reason other than illness or physical or mental incapacity); the participant’s breach of any agreement entered into with the Company prior to or within one year following a termination of employment; the participant’s dependence on any addictive substance; the destruction of or material change to the Company’s property caused by willful or grossly negligent conduct; or the willful engaging by the participant in any other conduct that is demonstrably injurious to the Company.

Long Term Incentive Plan

2013 RSU Awards

The RSUs that were granted to the Named Executive Officers during 2013 will receive accelerated vesting upon a termination of employment due to death, disability, involuntary termination, or retirement; provided, however, that the executive will be required to satisfy certain non-competition and non-solicitation obligations following any accelerated vesting due to retirement. The awards will also accelerate in the event that the Company incurs a change in control. As defined in the RSU award agreements, each of the terms have the following meaning:

•	Unless otherwise defined in any applicable employment agreement between the executive and us, “Disability” means the executive’s inability to perform his duties or fulfil his obligations under the terms of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than three months as determined by the Company and certified in writing by a competent medical physician selected by the Company.

•	A “Change in Control” is generally defined in our LTIP as one of the following events: (i) the consummation of an agreement to acquire, or a tender offer for beneficial ownership of, 50% of more of either out then outstanding shares of common stock, or the combined voting securities that are entitled to vote in the election of directors; (ii) individuals who are on our board of directors on the effective date of our LTIP or any individuals whose election or appointment was approved by a majority of the board of directors as of that date (the “Incumbent Board”) cease to constitute a majority of the members of the board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, where following such transaction, (a) our outstanding common stock or voting securities are converted into or exchanged for securities which represent more than 50% of the then outstanding shares of securities of the entity resulting from the transaction, (b) no person beneficially owns 20% or more of the then outstanding securities of the entity resulting from the transaction, or (c) at least a majority of the members of the board of directors or similar governing body of the entity resulting from the transaction were members of the Incumbent Board at the time of the execution of the agreement leading to the transaction; or (iv) our stockholders approve our complete liquidation or dissolution.

•

An “Involuntary Termination” means a termination of employment without cause, or by the executive for good reason. The terms “Cause” and “Good Reason” shall have the same meaning as given in any applicable employment agreement. Otherwise, “Cause” shall generally mean that the executive (i) has engaged in gross negligence, gross incompetence, or misconduct in the performance of his duties; (ii) has failed without proper legal reason to perform his duties and responsibilities; (iii) has breached any material provision of the award agreement or any written agreement or corporate policy or code of conduct established by the Company; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction). “Good Reason” (if not defined in an applicable employment agreement) will generally be found if the executive’s base salary is materially decreased, there is a material diminution in his authority or responsibilities, or the Company requires an involuntary relocation of his place of employment by more than 75 miles.

•	“Retirement” is defined as a termination of employment (other than an involuntary termination or a termination for cause) that occurs after the executive has reached the age of 59 1⁄2 and provided at least two years of service to the Company following the grant date.

2014 RSU Awards

Mr. Bird was granted RSUs during 2014. These RSUs will receive accelerated vesting upon a termination of employment due to death or disability. The awards will also accelerate in the event that the Company incurs a change in control. Upon Mr. Bird’s involuntary termination or retirement, the RSUs will continue to vest according to the vesting schedule as if Mr. Bird were continuing in the employment of the Company throughout the period during which he continuously satisfies certain non-competition and non-solicitation obligations. As defined in the RSU award agreement, each of the terms have the meaning provided above under the 2013 RSU Awards, except as otherwise set forth below:

•	An “Involuntary Termination” means a termination of employment without cause.

•	Unless otherwise defined in any applicable employment agreement between the executive and us, “Disability” means the executive’s inability to perform his duties or fulfil his obligations under the terms of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months as determined by the Company and certified in writing by a competent medical physician selected by the Company.

Separation Agreement with Mr. Margavio

Mr. Margavio entered into a Separation Agreement with the Company as of July 3, 2014, providing a date for Mr. Margavio’s termination of employment of December 31, 2014. The Separation Agreement provided that Mr. Margavio would not seek, accept, or commence work on behalf of any unrelated third party prior to December 31, 2014, and would provide ongoing assistance and cooperation through that date. The Separation Agreement provided that, so long as Mr. Margavio abides by the terms of the Separation Agreement, the Company would provide Mr. Margavio the following amounts: (a) compensation at Mr. Margavio’s current base salary through December 31, 2014; (b) vesting as of December 31, 2014 of the unvested portion of Mr. Margavio’s account under the Deferred Compensation Plan; (c) vesting as of December 31, 2014 of the unvested portion of Mr. Margavio’s RSUs; and (d) reimbursement of up to $10,000 in attorney fees with respect to the review of the Separation Agreement.

The following table quantifies the potential payments and benefits that the Company would provide to its Named Executive Officers in connection with a termination of employment and/or change in control, pursuant to the terms of the existing Employment Agreement that was in effect on December 31, 2014 for Mr. Mosing, the Deferred Compensation Plan, the LTIP awards, and the Separation Agreement with Mr. Margavio. Each value below represents the Company’s best estimate of the amount that could be paid upon the applicable scenario, but until an actual termination of employment or a change in control occurs, the Company cannot know with any certainty what value the executives would receive. Stock prices were calculated based upon the closing price of the Company’s common stock on December 31, 2014 of $16.63.

Executive	Termination of Employment by the Company Without Cause ($)		Termination of Employment for Death or Disability ($)	Termination of Employment by Executive for Good Reason ($)	Change in Control or Liquidity Event (Without a Termination of Employment) ($)	Voluntary Termination ($)
Donald Keith Mosing
Cash Payments	16,780,000		—	16,780,000	—	—
Accelerated Equity	15,118,200		15,118,200	15,118,200	15,118,200	—
Accelerated Deferred Compensation	—		—	—	—	—
Reimbursement of COBRA Premiums(1)	30,799		—	30,799	—	—
Life Insurance Proceeds (2)	—		1,000,000	—	—	—
Total	31,928,999		16,118,200	31,928,999	15,118,200	0	(3)
Mark G. Margavio (4)
Cash Payments	—		—	—	—	—
Accelerated Equity	—		—	—	—	1,511,817
Accelerated Deferred Compensation	—		—	—	—	265,257
Reimbursement of Attorney Fees (5)	—		—	—	—	10,000
Total	0		0	0	0	1,787,074
W. John Walker
Cash Payments	—		—	—	—	—
Accelerated Equity	1,511,817		1,511,817	1,511,817	1,511,817	—
Accelerated Deferred Compensation	369,133		369,133	—	369,133	—
Life Insurance Proceeds (2)	—		1,000,000	—	—	—
Total	1,880,950		2,880,950	1,511,817	1,880,950	0
C. Michael Webre
Cash Payments	—		—	—	—	—
Accelerated Equity	1,511,817		1,511,817	1,511,817	1,511,817	—
Accelerated Deferred Compensation	188,748		188,748	—	188,748	—
Total	1,700,565		1,700,565	1,511,817	1,700,565	0
Burney J. Latiolais, Jr.
Cash Payments	—		—	—	—	—
Accelerated Equity	1,511,817		1,511,817	1,511,817	1,511,817	—
Accelerated Deferred Compensation	272,082		272,082	—	272,082	—
Total	1,783,899		1,783,899	1,511,817	1,783,899	0
Jeffrey J. Bird.
Cash Payments	—		—	—	—	—
Accelerated Equity	—	(6)	346,835	—	346,835	—
Accelerated Deferred Compensation	—		—	—	—	—
Total	346,835		346,835	346,835	346,835	0
John Sinders
Cash Payments	—		—	—	—	—
Accelerated Equity	—		—	—	—	—
Accelerated Deferred Compensation	—		—	—	—	—
Total	0		0	0	0	0

(1)	The COBRA reimbursement amount is based on 2015 premiums and the required employee contribution percentage, which is assumed for purposes of this table to remain the same for 18 months.
(2)	The amount included for Mr. Mosing reflects the proceeds from a life insurance policy that the Company was required to provide for him under his Employment Agreement. The Company also pays for a life insurance policy for Mr. Walker, payable to Mr. Walker’s chosen beneficiaries. The amount included for Mr. Walker reflects the proceeds of the life insurance policy payable to Mr. Walker’s beneficiaries upon his death.
(3)	A voluntary termination at the end of 2014 would not result in Mr. Mosing’s “retirement” under his employment agreement because Mr. Mosing had not yet reached age 65. Therefore, no retirement benefits have been quantified for him in this column.

(4)	Because Mr. Margavio terminated employment on December 31, 2014, this table reflects the actual payments to which he was entitled upon his termination.
(5)	This represents the maximum amount of reimbursement for attorney’s fees under the Separation Agreement with Mr. Margavio.
(6)	As described above, Mr. Bird’s RSUs will continue to vest according to their normal schedule upon an involuntary termination so long as Mr. Bird complies with non-competition and non-solicitation obligations.

Director Compensation

The Company’s board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Supervisory Board also believes that the compensation package for the Company’s non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages identified at the Company’s peer group. Based on this decision, the director compensation program for 2014 consisted of an annual retainer compensation package for the non-employee directors valued at approximately $150,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $100,000 is paid in a grant of restricted stock units under the LTIP. In addition, the Company will pay the audit committee chairman and each audit committee member an annual amount of $20,000 and $10,000, respectively. In 2014, the Supervisory Board approved the payment of an additional $20,000 to the lead supervisory director effective May 14, 2014 and the payment of an additional $15,000 to the compensation committee chairman effective August 6, 2014. For 2014, the Company paid meeting fees in the amount of $1,500 for attendance at each board meeting and each audit and compensation committee meeting. We granted the 2014 RSU awards to our directors in November 2014. Directors who are also employees of the Company will not receive any additional compensation for their service on the Supervisory Board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Sheldon Erikson	81,025	199,975	—	—	281,000
Michael C. Kearney	107,575	199,975	—	—	307,550
Gary P. Luquette	75,000	199,975	—	—	274,975
Donald Keith Mosing	(5)	(5)	(5)	(5)	(5)
Kirkland D. Mosing (6)	165,557	—	950	17,916	184,423
Steven B. Mosing (6)	174,495	—	7,006	13,489	194,990

(1)	For the employee-directors, the amounts reflected in this column are salary amounts rather than director fees. For the non-employee directors, the amounts reflected were earned for the 2014 period.
(2)	The amounts reflected in this column are the aggregate grant date fair value of the RSUs granted to the non-employees directors during 2014 and calculated pursuant to ASC FASB Topic 718, disregarding any potential forfeitures. Due to administrative matters, in 2014, the non-employee directors were granted RSUs relating to two different service periods. This table is required to reflect all stock awards granted in 2014, without regard to the service period to which they relate, and therefore, the amounts in this column reflect the grant date fair value of two separate awards: RSUs granted on February 18, 2014 for the 2013 service period (in the amount of $99,990) and RSUs granted on November 5, 2014 for the 2014 service period.
(3)	The amounts reflected in this column reflect the portion of the earnings that accrued under the Deferred Compensation Plan in 2014 that were determined to be above-market or preferential under the SEC’s rules, using 120% of the applicable federal long-term rate as the reference rate.
(4)	The amounts in this column are comprised of a 401(k) plan matching contribution that we made on each employee’s behalf in the amount of $3,000, an automobile allowance in the amount of $9,600 for each employee, and a gas stipend in the amount of $5,316 for Mr. Kirkland Mosing and $889 for Mr. Steven Mosing.
(5)	For a description of Mr. Mosing’s compensation with respect to his service as Chief Executive Officer and President of the Company during the 2014 year, see the Summary Compensation Table above.
(6)	Although employee-directors do not receive additional compensation for their service on the Supervisory Board, two of the members of our Supervisory Board that are also employees are disclosed in the table above. This information is being disclosed to satisfy Dutch law requirements regarding compensation paid to directors. The information in the table for Mr. Kirkland Mosing and Mr. Steven Mosing reflects the amount of compensation that each of these employee-directors received solely with respect to their service as employees during the 2014 year.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2014 with respect to equity compensation plans under which our common stock is authorized for issuance:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our shareholders	2,577,237	$20.98	16,375,534
Equity compensation plans not approved by our shareholders	—	—	—

Total	2,577,237	$20.98	16,375,534

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Audit Committee:

•	reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2014 with management and with the independent registered public accountants;

•	considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

•	reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by the Public Company Accounting Oversight Board’s AU Section 380, Communication with Audit Committees, and by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•	discussed with management and with the independent registered public accountants the process by which the Company’s chief executive officer, chief financial officer and chief accounting officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; and

•	based on the reviews and discussions referred to above, recommended to the Supervisory Board that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The Audit Committee also expects to meet to review and discuss the Company’s audited Dutch statutory annual accounts for the financial year 2014 with management and PricewaterhouseCoopers Accountants N.V. The discussion should include the observations of the independent registered public accountants during the audit as well as regulatory and financial reporting developments that may affect the Company in future years. The Audit Committee plans to recommend that the Company’s audited Dutch statutory annual accounts for the financial year 2014 be approved by the Supervisory Board.

As recommended by the NYSE’s corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers LLP warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.

The Committee meets regularly with management and the independent registered public accountants, including private discussions with the independent registered public accountants, and receives the communications described above. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Supervisory Board of Directors

Michael C. Kearney

William B. Berry

Sheldon R. Erikson

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2014	2013
Audit Fees	$2,260,641	$1,896,195
Audit-Related Fees	—	—
Tax Fees	130,373	37,052
All Other Fees	7,015	750,950

Total	$2,398,029	$2,684,197

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our consolidated financial statements, the review of financial statements included in our Quarterly Reports Form 10-Qs and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years, including comfort letters, statutory audits, attest services and consents.

Audit-related fees consist of the aggregate fees billed or expected to be billed for assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the financial statements and are not reported as audit fees herein. This category includes fees related to: the performance of audits of benefit plans; agreed-upon or expanded audit procedures relating to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by regulatory or standard setting bodies.

Tax fees consist of international tax compliance and corporate tax consulting.

All other fees are the aggregate fees billed for products and services other than “Audit Fees.” The amount in 2013 relates primarily to services performed in connection with our initial public offering. The amount in 2014 relates to process improvement recommendations and various advisory services for certain subsidiaries.

The Audit Committee has adopted procedures for the approval of PricewaterhouseCoopers LLP’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval.

The Audit Committee is updated on the status of all services and related fees at every regular meeting.

As set forth in the Audit Committee Report on page 36 of this proxy statement, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.

TRANSACTIONS WITH RELATED PERSONS

Limited Partnership Agreement of FICV

The Company is a holding company whose sole material assets consist of indirect general and limited partnership interests in Frank’s International C.V. (“FICV”). As the indirect sole shareholder of the general partner of FICV, the Company is responsible for all operational, management and administrative decisions relating to FICV’s business and consolidates the financial results of FICV and its subsidiaries.

FICV is a limited partnership that was formed to act as a holding company of various U.S. and foreign operating companies engaged in the Company’s business. Prior to the Company’s initial public offering, the Company’s foreign operating companies were owned directly or indirectly by the Company, and the Company’s U.S. operating companies were owned directly or indirectly by Mosing Holdings, which is owned by members of the Mosing family. In connection with the Company’s initial public offering, the Company contributed all of its foreign operating subsidiaries and a portion of the proceeds from its initial public offering to FICV, and Mosing Holdings contributed all of the Company’s U.S. operating subsidiaries (excluding certain assets that generated a de minimis amount of revenue, including aircraft, real estate and life insurance policies) to FICV. The Company entered into real estate lease agreements and an aviation services agreement with customary terms for continued use of the real estate and aircraft. See “—Transactions with Directors, Executive Officers and Affiliates.”

In exchange for its contributions,

(i)	The Company (indirectly) holds a 74.38% limited partnership interest and a 0.1% general partnership interest in FICV; and

(ii)	Mosing Holdings holds a 25.52% limited partnership interest in FICV.

In accordance with the limited partnership agreement, net profits and net losses of FICV are allocated to its members on a pro rata basis in accordance with their respective percentage of interest in FICV. Accordingly, net profits and net losses of FICV are initially allocated 74.48% to the Company (of which 74.38% relates to the limited partnership interest and 0.1% relates to the general partnership interest held indirectly by the Company) and 25.52% to Mosing Holdings.

The Company will generally be subject to U.S. federal, state and local income taxes on its proportionate share of FICV’s taxable income attributable to U.S. operations. The Company may also incur U.S. branch profits tax on its proportionate share of FICV’s taxable income attributable to U.S. operations. The U.S. branch profits tax is imposed on a non-U.S. corporation’s “dividend equivalent amount,” which generally consists of the corporation’s after-tax earnings and profits (as determined under U.S. federal income tax principles) that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. The limited partnership agreement of FICV provides for distributions to be made at the discretion of the general partner on a pro rata basis to the holders of FICV interests for purposes of funding the holders’ tax obligations with respect to the income of FICV allocated to them. Generally, these tax distributions are computed based on the Company’s estimate of the taxable income of FICV allocable to a holder of FICV interests multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual resident in Louisiana.

The Company’s Articles and FICV’s limited partnership agreement provide for customary mechanisms to ensure that (i) the Company’s percentage interest in FICV will always equal the percentage of the total number of issued shares of Common Stock and Preferred Stock (collectively, “FINV Stock”) represented by its issued Common Stock and (ii) Mosing Holding’s (together with any permitted transferee’s) percentage interest in FICV will always equal the percentage of the total number of issued shares of the Company’s Common Stock represented by its issued Preferred Stock. In this regard, the FICV limited partnership agreement provides that at any time the Company issues a share of its Common Stock, the net proceeds received by the Company with respect to such share, if any, shall be concurrently transferred to FICV and FICV will issue to the Company an additional percentage interest in FICV such that the Company’s total interest in FICV will be equal to (i) the total number of shares of the Company’s Common Stock issued divided by (ii) the total number of issued FINV Stock, in each case taking into account the newly issued shares of Common Stock. Conversely, if at any time, any shares of Common Stock of the Company are repurchased or redeemed (whether by exercise of a put or call, pursuant to an open market purchase, automatically or by means of another arrangement) by the Company and subsequently cancelled, FICV shall, immediately prior to such repurchase or redemption, redeem a proportionate percentage of interest in FICV held indirectly by the Company, upon the same terms and for the same price, as the shares of the Company’s Common Stock are repurchased or redeemed.

For purposes of any transfer or exchange of Preferred Stock and limited partnership interests in FICV, the Company’s Articles and the partnership agreement of FICV contain provisions linking each share of Preferred Stock in the Company to a proportionate portion of the limited partnership interest in FICV held by Mosing Holdings or its permitted transferee, which portion at any time will equal the total limited partnership interest in FICV held by Mosing Holdings or its permitted transferee divided by the total number of issued and outstanding shares of Preferred Stock of the Company (each such portion being referred to as an “FICV Portion”). Shares of Preferred Stock cannot be transferred unless simultaneously with an equal number of FICV Portions and vice versa.

Mosing Holdings (or any of its permitted transferees) has the right to convert all or a portion of its Preferred Stock into the Company’s Common Stock by delivery to the Company of an equivalent number of FICV Portions. In connection with such conversion, Mosing Holdings or its permitted transferees is also entitled to receive an amount of cash equal to the par value of each share of Preferred Stock so converted plus any accrued but unpaid dividends thereon.

The above mechanism is subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

Tax Receivable Agreement

Pursuant to a Tax Receivable Agreement among the Company, Mosing Holdings and FICV, Mosing Holdings and its permitted transferees may exchange their FICV Portions for cash accompanied by the conversion of such shares into shares of the Company’s Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions (the “Exchange”). FICV intends to make an election under section 754 of the Code (the “Section 754 election”), effective for each taxable year in which an Exchange occurs. Pursuant to the Section 754 election, each future Exchange is expected to result in an adjustment to the tax basis of the tangible and intangible assets of FICV, and these adjustments will be allocated to the Company. Certain of the adjustments to the tax basis of the tangible and intangible assets of FICV described above would not have been available absent these future Exchanges. The anticipated basis adjustments are expected to reduce the amount of tax that the Company would otherwise be required to pay in the future. These basis adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The tax receivable agreement generally provides for the payment by the Company of 85% of actual reductions, if any, in payments of U.S. federal, state and local income tax or franchise tax (which reductions are referred to as “cash savings”) in periods following its initial public offering as a result of (i) the basis increases resulting from the Exchanges and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments under the tax receivable agreement. In addition, the tax receivable agreement provides for payment by the Company of interest earned from the due date (without extensions) of the corresponding tax return to the date of payment specified by the tax receivable agreement.

The payment obligations under the tax receivable agreement are the Company’s obligations and are not obligations of FICV. The term of the tax receivable agreement commenced upon the completion of the Company’s initial public offering and will continue until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the tax receivable agreement.

Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including the timing of exchanges, the relative value of the Company’s U.S. and international assets at the time of the exchange, the price of the Company’s Common Stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income the Company realizes in the future and the tax rate then applicable, the Company’s use of loss carryovers and the portion of its payments under the tax receivable agreement constituting imputed interest or depreciable or amortizable basis. The Company expects that the payments that it will be required to make under the tax receivable agreement will be substantial. There may be a substantial negative impact on the Company’s liquidity if, as a result of timing discrepancies or otherwise, (i) the payments under the tax receivable agreement exceed the actual benefits the Company realizes in respect of the tax attributes subject to the tax receivable agreement and/or (ii) distributions to us by FICV are not sufficient to permit the Company to make payments under the tax receivable agreement subsequent to the payment of taxes and other obligations. The payments under the tax receivable agreement will not be conditioned upon a holder of rights under a tax receivable agreement having a continued ownership interest in either FICV or the Company.

The tax receivable agreement provides that the Company may terminate it early. If the Company elects to terminate the tax receivable agreement early, it would be required to make an immediate payment equal to the present value of the anticipated future tax benefits subject to the tax receivable agreement (based upon certain assumptions and deemed events set forth in the tax receivable agreement, including the assumption that it has sufficient taxable income to fully utilize such benefits and that any FICV interests that Mosing Holdings or its transferees own on the termination date are deemed to be exchanged on the termination date). Any early termination payment may be made significantly in advance of the actual realization, if any, of such future benefits. In addition, payments due under the tax receivable agreement will be similarly accelerated following certain mergers or other changes of control. In these situations, the Company’s obligations under the tax receivable agreement could have a substantial negative impact on the Company’s liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

Payments under the tax receivable agreement will be based on the tax reporting positions that the Company will determine. Although the Company is not aware of any issue that would cause the IRS to challenge a tax basis increase or other benefits arising under the tax receivable agreement, the holders of rights under the tax receivable agreement will not reimburse the Company for any payments previously made under the tax receivable agreement if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against payments otherwise to be made, if any, to such holder after the Company’s determination of such excess. As a result, in such circumstances, the Company could make payments that are greater than the Company’s actual cash tax savings, if any, and may not be able to recoup those payments, which could adversely affect the Company’s liquidity.

Decisions made by Mosing Holdings and certain members of the Mosing family in the course of running the Company’s business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by Mosing Holdings or its permitted transferees under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase Mosing Holdings tax liability without giving rise to any rights of Mosing Holdings to receive payments under the tax receivable agreement.

Payments under the tax receivable agreement, if any, will be made pro rata among all parties to the tax receivable agreement entitled to payments on an annual basis to the extent the Company has sufficient taxable income to utilize the increased tax benefits. The availability of sufficient taxable income to utilize the increased tax benefits will not be determined until such time as the financial results for the year in question are known and tax estimates prepared, which typically occurs within 90 days after the end of the applicable calendar year.

Payments are generally due under the tax receivable agreement within five days following the determination of the applicable tax benefit, which generally is required to occur within 60 days of the filing of the Company’s tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of interest equal to LIBOR plus 5% from the due date. Except in cases where the Company elects to terminate the tax receivable agreement early, the tax receivable agreement is terminated early due to certain mergers or other changes of control or the Company has available cash but fails to make payments when due, generally the Company may elect to defer payments under the tax receivable agreement if it does not have available cash to satisfy its payment obligations under the tax receivable agreement or if the Company’s contractual obligations limit its ability to make these payments. Any such deferred payments would accrue interest at a rate of interest equal to LIBOR plus 5%. The Company has no present intention to defer payments under the tax receivable agreement.

Because the Company is a holding company with no operations of its own, its ability to make payments under the tax receivable agreement is dependent on the ability of FICV to make distributions to it in an amount sufficient to cover the Company’s obligations under such agreements; this ability, in turn, may depend on the ability of FICV’s subsidiaries to provide payments to it. The ability of FICV and its subsidiaries to make such distributions will be subject to, among other things, the applicable provisions of Dutch law that may limit the amount of funds available for distribution and restrictions in the Company’s debt instruments. To the extent that the Company is unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid, and the Company will be prohibited from paying dividends on its Common Stock.

FICV Management Agreement

The Company entered into the FICV management agreement with Frank’s International LP B.V., Frank’s International Management B.V. and Mosing Holdings, which constitute the partners in FICV, with respect to the operation and management of FICV in order to facilitate the activities of the Company as a publicly traded company. The FICV management agreement provides for the consent of the FICV partners to facilitate (i) the Company’s percentage interest in FICV remaining equal to the percentage of the total number of issued shares of FINV Stock represented by the Company’s issued common stock and (ii) Mosing Holdings’ (together with any permitted transferee’s) percentage interest in FICV remaining equal to the percentage of the total number of issued shares of FINV Stock represented by the Company’s issued Preferred Stock. Please see “—Limited Partnership Agreement of FICV.”

Transactions with Directors, Executive Officers and Affiliates

In connection with the Company’s initial public offering, Mosing Holdings caused the Company’s U.S. operating subsidiaries to distribute certain assets that generated a de minimis amount of revenue, including aircraft, real estate and life insurance policies. Accordingly, these assets were not contributed to FICV in connection with the Company’s initial public offering. As a result, the Company entered into real estate lease agreements with customary terms for continued use of the real estate, under which the Company incurred rental expense of $3.6 million for the year ended December 31, 2014. The Company expects to incur rental expense of approximately $3.6 million per year for the remainder of the real estate lease agreements. In addition, the Company entered into various aviation services agreements with customary terms for continued use of the aircraft.

The Company has entered into various operating leases with Mosing Land & Cattle Company of Texas, LLC, Mosing Properties LP, Kinetic Motion, Inc. (through its wholly owned subsidiary, Western Airways, Inc.), 4-M Ranch, L.L.C. and Mosing Holdings (through its wholly owned subsidiary, Mosing Ventures, LLC), each of which are entities owned by the Company’s executive chairman and certain other members of the Mosing family to lease operating facilities as well as office space and aircraft from such entities. Rent expense related to these leases was $3.0 million, $5.9 million and $7.4 million for the years ended December 31, 2012, 2013 and 2014, respectively. The expiration date of the operating leases currently in place ranges from 2015 to 2022, unless otherwise extended, and the Company expects to incur approximately $35.2 million during the remainder of the terms of these leases.

We are a party to certain agreements relating to the rental of aircraft to Western Airways (“WA”), an entity owned by the Mosing family. Prior to our initial public offering (the “IPO”), we had entered into agreements, whereby we leased the aircraft as needed for a rental fee per hour and reimbursed WA for a management fee and hangar rental. The rental fees exceeded the reimbursement costs and we recorded net charter income. Subsequent to the IPO, we entered into new agreements with WA for the aircraft that was retained by us whereby we are paid a flat monthly fee for dry lease rental and were charged block hours monthly. We recorded net charter expense of $1.5 million for the twelve months ended December 31, 2014. The Company expects to incur net charter rental expense of approximately $0.6 million per year for the remainder of the aviation services agreements.

Registration Rights Agreement

Mosing Holdings and FWW and certain of their transferees entered into a registration rights agreement with the Company. The registration rights agreement covers all 52,976,000 shares of Preferred Stock and 119,024,000 shares of Common Stock owned by Mosing Holdings and FWW as of December 31, 2014, respectively. Pursuant to this agreement, the parties to the agreement may cause the Company to register their shares of Common Stock under the Act and to maintain a shelf registration statement effective with respect to such shares.

Voting Agreement

Mosing Holdings, FWW and certain members of the Mosing family and their holding companies entered into a voting agreement pursuant to which each shareholder agreed to vote all of their shares of Common Stock and Preferred Stock for the election of directors in the manner specified by a designated shareholder representative, which is initially Donald Keith Mosing, the Company’s Executive Chairman.

Procedures for Approval of Related Person Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of its directors;

•	any person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of any class of the Company’s voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of any class of the Company’s common stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In connection with the initial public offering in August 2013, the Company’s then Supervisory Board adopted a written Related Party Transactions Policy and approved the applicable related party transactions at that time. Pursuant to this policy, the audit committee will review all material facts of all new Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the audit committee expects to take into account, among other factors, the following: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock and Preferred Stock by:

•	each person known to the Company to beneficially own more than 5% of the Company’s Common Stock or Preferred Stock;

•	each of the Company’s named executive officers;

•	each member of the Company’s Supervisory Board and Management Board and each director nominee; and

•	all of the Company’s directors and executive officers as a group.

The number of shares of the Company’s Common Stock and Preferred Stock outstanding and the percentage of beneficial ownership is presented as of March 23, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of the Company’s Common Stock and Preferred Stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective directors, executive officers, or 5% or more stockholders, as the case may be.

Unless otherwise indicated, the address of each person or entity named in the table is 10260 Westheimer Rd., Houston, Texas 77042.

	Common Stock Beneficially Owned(1)			Preferred Stock Beneficially Owned(2)		Percentage of Total FINV Stock Beneficially Owned(3)
Name of Beneficial Owner	Number	%		Number	%
5% shareholders:
FWW B.V. (4)(5)	119,024,000	77.1%		—	—%	57.4%
Mosing Holdings, Inc. (4)(6)	—	—%		52,976,000	100.0%	25.7%
Donald E. Mosing (7)	50,000	*	%	—	—%	*	%
William Bradford Mosing (7)	10,000	*	%	—	—%	*	%
Michael Frank Mosing (7)	3,500	*	%	—	—%	*	%
Directors and Named Executive Officers:
Donald Keith Mosing (4)(5)(6)(8)(9)(10)	119,593,235	77.5%		52,976,000	100.0%	83.2%
Gary P. Luquette (9)	4,545	*	%	—	—%	*	%
Jeffrey J. Bird	—	*	%	—	—%	*	%
Mark G. Margavio (11)	10,846	*	%	—	—%	*	%
John W. Sinders	15,000	*	%	—	—%	*	%
W. John Walker (9)	24,888	*	%	—	—%	*	%
C. Michael Webre (9)	14,329	*	%	—	—%	*	%
Burney J. Latiolais(9)(12)	250	*	%	—	—%	*	%
Steven B. Mosing (4)(6)	119,224,915	77.3%		52,976,000	100.0%	83.1%
Kirkland D. Mosing (4)(6)(13)	119,239,915	77.3%		52,976,000	100.0%	83.1%
William B. Berry	—	*	%	—	—%	*	%
Sheldon R. Erikson(9)	14,545	*	%	—	—%	*	%
Michael C. Kearney(9)	9,545	*	%	—	—%	*	%
Frank’s International Management B.V. (8)	—	—%		—	—%	—%
All directors and executive officers as a group (13 persons) (9)(10)(12)(13)	119,692,337	77.6%		52,976,000	100.0%	83.3%

*	Represents less than 1%.

(1)	Excludes shares of Common Stock that may be deemed to be beneficially owned by such persons due to their beneficial ownership of shares of Preferred Stock, which are convertible into an equivalent number of shares of Common Stock.
(2)	Each share of Preferred Stock entitles its holder to vote together with the Common Stock as a single class on all matters presented to the Company’s shareholders for their vote.
(3)	Represents percentage of voting power of Common Stock and Preferred Stock voting together as a single class.
(4)	Pursuant to that certain Voting Agreement dated as of July 22, 2013 (the “Voting Agreement”), entered into among Mosing Holdings, Inc., FWW B.V. and certain members of the Mosing family and their holding companies, the shareholders party to the agreement have agreed to vote all of their shares of Common Stock and Preferred Stock for the election of directors in the manner specified by a designated shareholder representative, which is initially Mr. Donald Keith Mosing. As such, Mr. Mosing is entitled to vote on decisions to vote, or to direct the voting of, the shares of Common Stock held by FWW B.V. and Mosing Holdings, Inc. Mr. Mosing disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(5)	FWW B.V. is a Dutch company with limited liability. FWW B.V. is controlled by two managing directors, including Donald Keith Mosing and Intertrust (Netherlands) B.V. (“Intertrust”), a corporate service provider. Intertrust is controlled by five managing directors (Otgerus Joseph Anton van der Nap, Peter de Langen, Derk Jan Cornelius Niezing, Allard Reinar van der Veen and Martin Pereboom), none of whom has sole or shared voting or investment control over shares owned by Intertrust or FWW B.V. The address of FWW B.V. is Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands.
(6)	Mosing Holdings, Inc. is a Delaware corporation owned by the Mosing Family. Mosing Holdings, Inc. is controlled by three directors, including Donald Keith Mosing, Kirkland D. Mosing and Steven B. Mosing. None of the three directors individually has the power to vote, dispose or direct the disposition of, the shares of common stock held by Mosing Holdings, Inc. as a result of their directorship.
(7)	May be deemed to beneficially own more than 5% of the Company’s Common Stock or Preferred Stock pursuant to the Voting Agreement.
(8)	Frank’s International Management B.V., a wholly owned subsidiary and the sole member of the Company’s management board, is controlled by Donald Keith Mosing, its sole managing director. The address of Frank’s International Management B.V. is Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands.
(9)	Excludes 1,173,515 restricted stock units for Donald Keith Mosing, 151,005 restricted stock units for W. John Walker, 107,520 restricted stock units for C. Michael Webre, 106,891 restricted stock units for Burney J. Latiolais, Jr., 60,096 restricted stock units for John W. Sinders, 20,856 for Jeffrey J. Bird and 6,056 restricted stock units for each of Sheldon R. Erikson, Michael C. Kearney and Gary P. Luquette because such awards do not vest, and no common stock may be received thereunder, within 60 days of March 23, 2015.
(10)	Includes 50,000 shares for Mr. D. Keith Mosing’s spouse and 33,024 for each of his two children. Mr. D. Keith Mosing disclaims beneficial ownership of the shares held by his spouse and children, except to the extent of his pecuniary interest therein.
(11)	Mr. Margavio’s beneficial ownership is as of December 31, 2014, his last date of employment with the Company.
(12)	Includes 250 shares held by Mr. Latiolais’ child. Mr. Latiolais disclaims beneficial ownership of the shares held by his child, except to the extent of his pecuniary interest therein.
(13)	Includes 15,000 shares held by Mr. Kirkland Mosing’s spouse. Mr. Kirkland Mosing disclaims beneficial ownership of the shares held by his spouse, except to the extent of his pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company and persons who own more than 10% of the Company’s Common Stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in Common Stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2014, except one late Form 3 and one late Form 4 was filed by Michael Frank Mosing to report the purchases of shares by his wife.

ITEM TWO – ADOPTION OF ANNUAL ACCOUNTS FOR 2014

At the annual meeting, you will be asked to confirm and ratify the preparation of the Company’s Dutch statutory annual accounts and annual report of the Management Board in the English language and to adopt the Company’s Dutch statutory annual accounts for the year ended December 31, 2014 (the “Annual Accounts”), as required under Dutch law and the Articles.

The Company’s Annual Accounts are prepared in accordance with the statutory provisions of Part 9, Book 2 of the Dutch Civil Code and the generally accepted accounting principles in the Netherlands, including the firm pronouncements in the Guidelines for Annual Reporting in the Netherlands as issued by the Dutch Accounting Standards Board (“Dutch GAAP”). The Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“US GAAP”) and there are difference between Dutch GAAP and US GAAP.

A copy of the Annual Accounts can be accessed through the Company’s website, www.franksinternational.com, and may be obtained free of charge by request to the Company’s principal executive offices at Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands and at the Company’s administrative offices at 10260 Westheimer Rd., Houston, TX 77042 Attn: Investor Relations.

A representative of PricewaterhouseCoopers Accountants N.V., who has audited the Company’s Annual Accounts, will be present at the Annual Meeting to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts.

The affirmative vote of a majority of the votes cast at the annual meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to adopt the Company’s Annual Accounts and to authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE COMPANY’S ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF THE COMPANY’S DUTCH STATUTORY ANNUAL ACCOUNTS AND ANNUAL REPORT IN THE ENGLISH LANGUAGE.

ITEM THREE – DISCHARGE OF SOLE MEMBER OF THE MANAGEMENT BOARD

Under Dutch law, at the annual meeting, the shareholders may discharge the sole member of the Management Board from liability in respect of the exercise of its management duties during the financial year concerned. During 2014, the sole member of the Management Board was Frank’s International Management B.V., the Company’s wholly-owned subsidiary. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the sole member of the Management Board from liability in respect of the exercise of its management duties during 2014.

The affirmative vote of a majority of the votes cast at the annual meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the discharge from liability of the sole member of the Management Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE SOLE MEMBER OF THE MANAGEMENT BOARD FROM LIABILITY FOR 2014.

ITEM FOUR – DISCHARGE OF MEMBERS OF THE SUPERVISORY BOARD

Under Dutch law, at the annual meeting shareholders may discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during 2014.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the discharge from liability of the members of the Supervisory Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE MEMBERS OF THE SUPERVISORY BOARD FROM LIABILITY FOR 2014.

ITEM FIVE – APPOINTMENT OF AUDITOR FOR DUTCH STATUTORY ANNUAL ACCOUNTS

In accordance with Dutch law and the Company’s Articles, the Company shall have its Dutch statutory annual accounts (prepared in accordance with Dutch GAAP) audited by a Dutch auditor. The Dutch auditor shall be appointed by the Company’s shareholders at the Annual Meeting. Upon the recommendation of the Audit Committee, the Management Board and the Supervisory Board propose to appoint PricewaterhouseCoopers Accountants N.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2015.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to appoint PricewaterhouseCoopers Accountants N.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2015.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V. AS OUR AUDITOR WHO WILL AUDIT OUR DUTCH ANNUAL ACCOUNTS FOR THE YEAR ENDING DECEMBER 31, 2015.

ITEM SIX – RATIFICATION OF SELECTION OF INTERNATIONAL INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Supervisory Board has selected PricewaterhouseCoopers LLP as the international independent registered public accounting firm of the Company for the year ending December 31, 2015. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2007. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2014 was completed by PricewaterhouseCoopers LLP on March 6, 2015.

The Supervisory Board is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for ratification by shareholders is not legally required, but the Supervisory Board and the Audit Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Supervisory Board and the Audit Committee about an important aspect of corporate governance. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s international independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP will not be present at the Annual Meeting. However, representatives of PricewaterhouseCoopers LLP will be available to respond to appropriate questions by telephone if necessary. Also, a representative of PricewaterhouseCoopers Accountants N.V., who has audited the Company’s Annual Accounts, will be present at the Annual Meeting to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts. See “Item Two—Adoption of Annual Accounts for 2014.”

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s international independent registered public accounting firm. The shareholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change the Company’s international independent registered public accounting firm at any time.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2015.

ITEM SEVEN – RATIFICATION AND APPROVAL OF REMUNERATION OF MEMBERS OF THE

SUPERVISORY BOARD

In accordance with Dutch law and the Company’s Articles, the shareholders shall determine the remuneration of each member of the Supervisory Board. The Company’s Supervisory Board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Supervisory Board also believes that the compensation package for the Company’s non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages identified at the Company’s peer group. Based on this decision, the director compensation program for 2014 consisted of an annual retainer compensation package for the non-employee directors valued at approximately $150,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $100,000 is paid in a grant of restricted stock units under the LTIP. In addition, the Company will pay the Audit Committee chairman and each Audit Committee member an annual amount of $20,000 and $10,000, respectively. In 2014, the Supervisory Board approved the payment of an additional $20,000 to the lead supervisory director effective May 14, 2014 and the payment of an additional $15,000 to the compensation committee chairman effective August 6, 2014. For 2014, the Company paid meeting fees in the amount of $1,500 for attendance at each board meeting and each audit and compensation committee meeting. We granted the 2014 RSU awards to our directors in November 2014.

Directors who are also employees of the Company will not receive any additional compensation for their service on the Supervisory Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Sheldon R. Erikson	81,025	199,975	281,000
Michael C. Kearney	107,575	199,975	307,550
Gary P. Luquette	75,000	199,975	274,975

The Supervisory Board proposes to ratify the above remuneration in relation to 2014 and to approve the remuneration for 2015 in the following manner: (a) an annual retainer compensation package for the non-employee directors valued at approximately $200,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is expected to be paid in a grant of restricted stock units under the LTIP; (b) payment to the audit committee chairman and each other audit committee member of an annual amount of $20,000 and $10,000, respectively; (c) payment to the lead supervisory director of an annual amount of $20,000; and (d) payment to the compensation committee chairman of an annual amount of $15,000.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the remuneration of the members of the Supervisory Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS RATIFY AND APPROVE THE REMUNERATION OF THE MEMBERS OF THE SUPERVISORY BOARD.

ITEM EIGHT – AUTHORIZATION OF MANAGEMENT BOARD

ITEM EIGHT (A) – REPURCHASE SHARES FOR ANY LEGAL PURPOSE

In accordance with Dutch law and the Company’s Articles, the Company may only acquire its own fully paid-up shares with consideration if and insofar the general meeting has authorized the Management Board in that respect. Such authorization shall be valid for a period of no longer than eighteen months. In the authorization, the general meeting shall state the number of shares that may be acquired, how the shares may be acquired and the limits within which the price of the shares must be set. No authorization is required when the Company acquires shares in its capital that are officially listed on the NYSE for the purpose of transferring those shares to employees of the Company or of a group company, under a plan applicable to such employees.

The Supervisory Board and the Management Board proposes to authorize the Management Board to repurchase shares for any legal purpose under the following conditions:

(i) the nominal amount of the shares in its capital which the Company acquires, holds or holds as a pledge or which are held by a subsidiary, may not exceed one half of its issued capital

(ii) the shares may only be repurchased at an open market purchase or in a private purchase transaction;

(iii) the shares may only be repurchased at a price between $0.01 and 120% of the market price on the NYSE; and

(iv) the authorization of the Management Board is valid for a period of 18 months starting from the date of the 2015 annual meeting.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to authorize the Management Board to repurchase shares for any legal purpose.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AUTHORIZATION OF THE MANAGEMENRT BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE.

ITEM EIGHT (B) – DISPOSAL OF SHARES IN COMPANY’S OWN CAPITAL

In accordance with the Company’s Articles, disposal of any shares in the capital of the Company held by the Company requires approval by the shareholders at the general meeting, provided that the general meeting has not granted this authority to another corporate body. The Supervisory Board and the Management Board proposes to authorize the Management Board to dispose of any shares held by the Company in its own capital.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to authorize the Management Board to dispose of any repurchased shares in the capital of the Company.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AUTHORIZATION OF THE MANAGEMENRT BOARD TO DISPOSE OF REPURCHASED SHARES IN THE CAPITAL OF THE COMPANY.

ITEM EIGHT (C) – APPROVE AND RATIFY REPURCHASE OF COMMON SHARES

During 2014 and 2015 the Company has acquired shares in its capital, which are officially listed on the NYSE, for the purpose of transferring such shares to employees of the Company or of a group company, under a plan applicable to such employees. For such repurchases no authorization of the Management Board was required. The Supervisory Board and the Management Board propose to approve and ratify the repurchases of shares of Common Stock by the Company that have been effected prior to the annual meeting, so that such repurchased shares may be held for any legal purpose.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve and ratify the repurchase of common shares by the Company that has been effected prior to the annual meeting and to approve and ratify that such repurchased shares may be held for any legal purpose.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE REPURCHASE OF COMMON SHARES BY THE COMPANY THAT HAS BEEN EFFECTED PRIOR TO THE ANNUAL MEETING.

ITEM NINE – APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER

THE FRANK’S INTERNATIONAL N.V. 2013 LONG-TERM INCENTIVE PLAN

Prior to the completion of our initial public offering, our board of directors and our stockholders adopted and approved the Frank’s International N.V. 2013 Long-Term Incentive Plan (the “LTIP”) effective as of July 26, 2013. The terms of the LTIP are summarized below. The Company intends that awards under the LTIP be able to qualify for exemption from the deduction limitations of Section 162(m) of the Code, and the Treasury regulations issued thereunder (collectively, “Section 162(m)”). Under Section 162(m), the federal income tax deductibility of compensation paid to any of the Company’s CEO and its three other most highly compensated officers other than the Company’s CEO or CFO (each, a “Covered Employee”) may be limited to the extent such Covered Employee’s compensation exceeds $1,000,000 in any taxable year. However, the Company may deduct compensation paid to a Covered Employee in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). For awards under the LTIP to constitute “performance-based compensation,” among other things, the material terms of the performance goals under the LTIP must be disclosed to and approved by the Company’s stockholders. Under the Section 162(m) regulations, the “material terms” of the performance goals under the LTIP are (i) the maximum amount of compensation that may be paid to an individual under the LTIP in any specified period, (ii) the employees eligible to receive compensation under the LTIP, and (iii) the business criteria on which the performance goals may be based (the “Performance Goal Terms”), each of which is described in the summary of the material features of the LTIP below.

Although we are still able to rely on transition rules under Section 162(m) applicable for a certain period of time following a company’s initial public offering, we intend that awards under the LTIP may be designed to qualify for exemption from the deduction limitations of Section 162(m) in the event that, during or following the expiration of the transition period, we choose to structure compensation in a manner that will satisfy the “performance-based compensation” exemption to Section 162(m). Accordingly, we are asking stockholders to approve the material terms of the performance goals under the LTIP for Section 162(m) purposes so that awards under the LTIP that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be deductible by us following the expiration of the transition period.

Approval of this proposal will include, among other things, approval of the eligibility of executive officers and other employees to participate in the LTIP, the performance criteria upon which awards intended to be “performance-based compensation” under Section 162(m) may be based, the maximum amount payable under the LTIP to any employee in connection with an award intended to be “performance-based compensation” under Section 162(m), and the qualification of stock options and stock appreciation rights granted under the LTIP as “performance-based compensation” for purposes of Section 162(m).

Consequences of Failing to Approve the Proposal

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, to vote at the Annual Meeting is necessary for the approval of the Performance Goal Terms for Section 162(m) purposes.

If this proposal is not approved, the Company will be required to reevaluate its compensation policies since compensation paid to a Covered Employee in future years (following the expiration of the Section 162(m) transition period) may not be deductible by the Company to the extent it exceeds $1,000,000.

Summary of the Material Features of the LTIP

The description of the LTIP set forth below is a summary of the material features of the LTIP. This summary, however, does not purport to be a complete description of all of the provisions of the LTIP and is qualified in its entirety by reference to the LTIP, a copy of which is included as Appendix A to this proxy statement. The LTIP provides for the grant of stock options (both incentive stock options and options that do not constitute incentive stock options), restricted stock, restricted stock units, dividend equivalents, performance awards, annual incentive awards, bonus stock awards, or other stock-based awards. All officers and employees of the Company or its subsidiaries, as well as other individuals who provide services to us or our subsidiaries (including directors), will be eligible to receive awards under the LTIP. The LTIP will expire upon the earlier of (i) its termination by our Supervisory Board, (ii) the date Common Stock is no longer available under the LTIP for grants of awards, or (iii) the tenth anniversary of the effective date of the LTIP.

Administration of LTIP

The LTIP is administered by the Compensation Committee. Under the terms of the LTIP, the Compensation Committee has the power to (1) adopt, amend, and rescind administrative and interpretative rules and regulations relating to the LTIP, (2) determine which eligible individuals will be granted awards under the LTIP and the time or times at which such awards will be granted, (3) determine the amount of cash and/or the number of shares of Common Stock that will be subject to each award under the LTIP, (4) determine the terms and provisions of each award agreement, (5) accelerate the time of vesting or exercisability of any award that has been granted under the LTIP, (6) construe the respective award agreements and the LTIP, (7) make determinations of the fair market value of the Common Stock pursuant to the LTIP, (8) delegate its duties under the LTIP (including, but not limited to, the authority to grant awards) to such agents as it may appoint from time to time and (9) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the LTIP, including the delegation of those ministerial acts and responsibilities as the Compensation Committee deems appropriate.

Shares Available for Awards Under the LTIP

Pursuant to the LTIP, the aggregate maximum number of shares of our Common Stock that may be issued under the LTIP will not exceed 20,000,000. Shares of Common Stock cancelled, settled in cash, forfeited, or withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The Common Stock delivered pursuant to such awards may be Common Stock acquired in the open market or acquired from any affiliate or other person, or any combination of the foregoing, as determined in the discretion of the Compensation Committee. Further, the following limitations apply with respect to awards granted under the LTIP to the extent the awards are subject to the restrictions under Section 162(m):

•	The maximum number of shares of our Common Stock that may be subject to awards denominated in shares of our Common Stock granted to any one individual during any one calendar year in the term of the LTIP may not exceed 2,500,000 shares; and

•	A maximum amount of $50,000,000 may be granted to any one individual during any calendar year with respect to awards either designated to be paid only in cash or for which the settlement is not based on a number of shares of our Common Stock (with such value determined on the date of grant).

The LTIP provides that if we effect a subdivision or consolidation or an extraordinary cash dividend on the shares of our Common Stock, the number of shares of stock subject to the award, and the purchase price thereunder (if applicable) will be proportionately adjusted. If we recapitalize, reclassify, or otherwise change our capital structure, outstanding awards will be adjusted so that the award will thereafter cover the number and class of shares to which the holder would have been entitled if he had been the holder of record of the shares covered by such award immediately prior to the recapitalization, reclassification, or other change in our capital structure. Further, the aggregate number of shares available under the LTIP and the individual award limitations described above will also be appropriately adjusted.

Types of LTIP Awards

At the discretion of the Compensation Committee, awards under the LTIP may be granted in the forms described below. Each award will be evidenced by an award agreement setting forth the specific terms and conditions applicable to the award.

Options. The LTIP provides for the grant of incentive stock options or options that do not constitute incentive stock options (“nonqualified stock options”). The Compensation Committee determines the terms of any stock options granted under the LTIP, including the purchase price and when such options become vested and exercisable. The Compensation Committee also determines the term of each option (up to a maximum term of 10 years), the time at which an option may be exercised, and the method by which payment of the purchase price may be made.

Stock Appreciation Rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date. The Compensation Committee determines the terms of any stock appreciation rights, including when such rights become vested and exercisable and whether to pay the appreciation in cash, in shares of our common stock, or a combination thereof. The term of each stock appreciation right may not exceed 10 years from the date of grant.

Restricted Stock. Pursuant to a grant of restricted stock, shares of our Common Stock may be issued or delivered to participants, subject to certain restrictions on the disposition thereof and certain obligations to forfeit the shares to us as may be determined in the discretion of the Compensation Committee. The restrictions on disposition and the forfeiture restriction for restricted stock may lapse at such times and under such circumstances (including based on achievement of performance goals and/or future service requirements) or in such installments as the Compensation Committee may determine. The recipient may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares until the expiration of the restriction period. However, upon the issuance of shares of our Common Stock pursuant to a restricted stock award, except as otherwise determined by the Compensation Committee, the holder will have all the rights of a holder of our Common Stock with respect to the shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares. Dividends made on restricted stock may or may not be subjected to the same vesting provisions as the restricted stock, depending on the terms of the award agreement pursuant to which the restricted stock award is granted.

Restricted Stock Units. A restricted stock unit is a notional share of our Common Stock that entitles the grantee to receive a share of our Common Stock upon the vesting of the restricted stock unit or, in the discretion of the Compensation Committee, the cash equivalent to the value of a share of our Common Stock. The Compensation Committee may determine to make grants of restricted stock units under the LTIP to participants containing such terms as it determines. The Compensation Committee determines the period over which restricted stock units granted to participants will vest. Like restricted stock, restricted stock units may vest over time, pursuant to performance criteria, or based on a combination of service and performance.

Dividend Equivalents. The Compensation Committee, in its discretion, may grant dividend equivalent rights (either in tandem to other awards or on a stand-alone basis) that entitle the holder to receive cash, shares of our Common Stock, or other awards equal to any dividends made on a specified number of shares of Common Stock.

Performance and Annual Incentive Awards. For awards granted under the LTIP that are based upon performance criteria specified by the Compensation Committee, the Compensation Committee will establish the maximum number of shares of Common Stock subject to, or the maximum value of, each performance award and the performance period over which the performance applicable to the award will be measured. The performance measures to which a performance award are subject will be determined by the Compensation Committee and will be based on one or more of the following performance measures: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the fair market value of our Common Stock; (23) operating income; (24) objective safety measures such as the total recordable incident rate or the lost time incident rate; (25) other objective measures related to completion of projects; and (26) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Any of these metrics may be subject to adjustment as provided in the LTIP.

Payment of a performance award may be made in cash, shares of our Common Stock, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee may establish a performance pool, which shall be an unfunded pool, for purposes of measuring the achievement of a performance goal or goals based on one or more criteria set forth above during the given performance period (which may be a single calendar year or multiple years). The Compensation Committee may specify the amount of a performance pool as a percentage of any of such criteria, a percentage in the excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

Bonus Stock Awards. Bonus stock awards are unrestricted shares of our Common Stock that are subject to such terms and conditions as the Compensation Committee may determine. They need not be subject to performance criteria or objectives or to forfeiture.

Other Stock-Based Awards. The Compensation Committee, in its discretion, may also grant to participants an award denominated or payable in, referenced to, or otherwise based on or related to the value of our Common Stock.

Change in Control

The LTIP provides that, upon a “change in control” (as defined in the LTIP), the Compensation Committee, in its sole discretion, may accelerate the vesting and exercise date of options and stock appreciation rights, cancel options and stock appreciation rights and cause us to make payments in respect thereof in cash or adjust the outstanding options and stock appreciation rights as appropriate to reflect the change in control. In addition, under the LTIP, upon the occurrence of a change in control, the Compensation Committee is permitted to fully vest any awards then outstanding (including restricted stock, restricted stock units, and performance awards) or make such other adjustments to awards as it deems appropriate.

Amendment and Termination of the LTIP

Our Supervisory Board, in its discretion, is permitted to terminate the LTIP at any time with respect to any shares of our Common Stock for which awards have not been granted. Our Supervisory Board is also permitted to alter or amend the LTIP or any part thereof or award thereunder from time to time; provided that no change to the LTIP or such award may be made that would materially impair the rights of a participant with respect to any previously granted and outstanding award without the consent of the applicable participant. To the extent any amendment to the LTIP requires stockholder approval pursuant to any applicable federal or state law or regulation or the rule of any stock exchange or automated quotation system on which our Common Stock may then be listed or quoted, including any increase in any share limitation, such amendment will be subject to the approval of our stockholders. No awards may be granted under the LTIP on or after the tenth anniversary of its effective date.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal U.S. federal income tax consequences of the LTIP under the provisions of the Code and the guidance issued thereunder as currently in effect. These rules are subject to change (possibly on a retroactive basis) or different interpretation. This summary is not intended to be exhaustive and does not describe, among other things, state, local, or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon a participant’s individual circumstances.

Incentive Stock Options. A participant receiving an incentive stock option will not recognize taxable income upon grant. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are satisfied, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

Nonqualified Stock Options. If a participant is granted a nonqualified stock option under the LTIP, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. For purposes of determining gain or loss on a subsequent sale or disposition of such shares, a participant’s basis will generally be the fair market value of the shares on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Other Awards. Stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant has elected under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Restricted stock unit awards and performance awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Compensation otherwise effectively deferred is taxed when paid. In each of these cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to the limitations described below.

Limitations on Deductibility. In general, the Company should receive a federal income tax deduction with respect to compensation amounts earned by participants pursuant to the LTIP provided that such amounts constitute reasonable compensation for services rendered or to be rendered, are ordinary and necessary business expenses, and the amount of the deduction is not limited by the deduction limitations of Section 162(m). The Company’s ability to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of a corporation.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the LTIP assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. Awards under the LTIP are generally intended to comply with or be exempt from Section 409A of the Code.

New Plan Benefits

The awards, if any, that will be granted to eligible participants under the LTIP are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees, consultants or directors under the LTIP. Therefore, a New Plan Benefits Table is not provided.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE FRANK’S INTERNATIONAL N.V. 2013 LONG-TERM INCENTIVE PLAN.

SHAREHOLDER PROPOSALS

Pursuant to the Company’s Articles, general meetings will be held in Amsterdam, The Netherlands in the municipality in which the Company has its statutory seat, or at Schiphol (Municipality of Haarlemmermeer). A general meeting of shareholders shall be held at least once a year within the period required by Dutch law, which is currently no later than six months after the end of the Company’s financial year.

The agenda for the 2016 annual meeting shall include, in addition to other matters, any matter the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital stock as determined by our Articles and Dutch law, which is currently set at three percent. In order for such matters to be included in the Company’s proxy material or presented at the 2016 annual meeting, the qualified shareholder must submit the matter to the Company’s Secretary at 10260 Westheimer Rd., Houston, Texas 77042. The request to consider such matter should have been received by us no later than on the 60th day prior to the day of the 2016 annual meeting accompanied by a statement containing the reasons for the request. Requests received later than the 60th day prior to the day of the meeting will be considered untimely. We currently expect our 2016 annual meeting to be held on or about May 18, 2016.

HOUSEHOLDING MATTERS

Shareholders who share a single address will receive only one proxy statement at that address unless the Company has received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact the Company’s Corporate Secretary at (281) 966-7300, or write to Frank’s International N.V., 10260 Westheimer Rd., Houston, Texas 77042, Attention: Corporate Secretary. The Company will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a shareholder receiving multiple copies of this proxy statement, you can request householding by contacting the Company in the same manner. If you own your Common Stock or Preferred Stock through a bank, broker or other shareholder of record, you can request additional copies of this proxy statement or request householding by contacting the shareholder of record.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings also are available to the public at the SEC’s website at www.sec.gov. The Company’s Common Stock is listed on the New York Stock Exchange under the ticker symbol “FI”. Reports and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also request a copy of the Company’s filings by contacting the Company’s Corporate Secretary at (281) 966-7300, or by writing to Frank’s International N.V., 10260 Westheimer Rd., Houston, Texas 77042, Attention: Corporate Secretary. The Company’s filings are also available on its website at www.franksinternational.com.

Appendix A

FRANK’S INTERNATIONAL N.V.

2013 LONG-TERM INCENTIVE PLAN

i

ii

FRANK’S INTERNATIONAL N.V.

2013 Long-Term Incentive Plan

1. Purpose. The purpose of the Frank’s International N.V. 2013 Long-Term Incentive Plan (the “Plan”) is (a) to provide a means through which Frank’s International, N.V., a limited liability company organized in the Netherlands (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors, and consultants of the Company and its Subsidiaries, and (b) to provide a means whereby those persons upon whom the responsibilities for the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening such persons’ concern for the welfare of the Company and its Subsidiaries and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors, and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Annual Incentive Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Annual Incentive Award” means a conditional right granted to an Eligible Person under Section 8(d) hereof to receive a cash payment, Stock, or other Award, unless otherwise determined by the Committee, after the end of a specified year.

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, Performance Award, or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c) “Beneficiary” means one or more persons, trusts, or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term “Beneficiary” means the persons, trusts, or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Board” means the Company’s Supervisory Board, or such other board that may serve as the Company’s single Board of Directors.

(e) “Bonus Stock” means Stock granted as a bonus pursuant to Section 6(f).

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(f) “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events:

(i) The consummation of an agreement to acquire, or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any Person of, 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B), and (C) of paragraph (iii) below;

(ii) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such an Award would subject a Participant to additional taxes under the

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Nonqualified Deferred Compensation Rules, a Change in Control for purposes of such Award will mean a Change in Control that is also a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of the Nonqualified Deferred Compensation Rules.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means a committee of two or more directors of the Board and/or of the Company’s Management Board designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member (except to the extent administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code, but only applying this exception for purposes of an Award’s compliance with section 162(m) of the Code).

(i) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(b) of this Plan.

(j) “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(k) “Effective Date” means, notwithstanding the Plan’s establishment date described in Section 10(m), the first date upon which Awards may be granted pursuant to the Plan, which date shall be immediately prior to the closing of the initial public offering of the Company, which is August 14, 2013.

(l) “Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on a leave of absence may be considered as still in the employ of the Company or any of its Subsidiaries for purposes of eligibility for participation in this Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n) “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on the immediately preceding date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recently preceding date on which Stock was publicly traded; (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including, without limitation, the Nonqualified Deferred Compensation Rules; or (iv) on the date of a Qualifying Public Offering of Stock, the offering price under such Qualifying Public Offering.

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(o) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(p) “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Board after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(q) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

(r) “Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(s) “Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.

(t) “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(u) “Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(v) “Performance Based Compensation” means compensation that is intended by the Committee to constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder.

(w) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust, or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

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(x) “Qualifying Public Offering” means a firm commitment underwritten public offering of Stock for cash, where the shares of Stock registered under the Securities Act are listed on a national securities exchange.

(y) “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code.

(z) “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash, or a combination thereof at the end of a specified deferral period.

(bb) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(cc) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(dd) “Stock” means the Company’s Common Stock, par value €0.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(ee) “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(ff) “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of shares of Stock, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Annual Incentive Awards, Performance Awards, as applicable, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of any Options, (B) the extent to which the transferability of shares of

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Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect on the Award of a Participant’s termination of employment or service relationship with the Company, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of vesting or exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state or foreign corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or who are Covered Employees receiving Awards that are intended to constitute Performance Based Compensation; (ix) subject to Section 10(f), terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award (i) granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company or (ii) relating to an Award intended intended by the Committee to qualify as Performance Based Compensation, may be taken either (a) by the full Board but only for purposes of actions relating to Awards described in clause (i) of this Section 3(b) but not relating to Awards described in clause (ii), (b) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (c) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee, by the full Board (or if required for purposes of the exemption under Rule 16b-3(d)(1), the full Board, including both the Company’s Supervisory Board and Management Board), or by the Committee upon the abstention or recusal of such non-Qualified Member(s), as applicable, shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as Performance Based Compensation to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

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(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants, or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction of or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 20,000,000 shares, and such total will be available for the issuance of Incentive Stock Options.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan, minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, exchanged, settled in cash, or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock, (ii) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (iii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d) Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5. Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof. In each calendar year,

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during any part of which this Plan is in effect, a Covered Employee may not be granted, to the extent the Awards will be subject to the limitations under section 162(m) of the Code that apply to compensation paid following the reliance period described in Treas. Reg. § 1.162-27(f), (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 2,500,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $50,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion (i) to accelerate, waive, or modify any term or condition of an Award that is intended to qualify as Performance Based Compensation if such discretion would cause the Award to not so qualify or (ii) to accelerate the terms of payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, in each case, unless the Committee makes an informed decision based on consultation with legal counsel to take such action and disqualify the Award from meeting such requirements of either section 162(m) of the Code or the Nonqualified Deferred Compensation Rules due to other considerations.

(b) Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i) Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted

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under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by, or forms in which, Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii) ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Except as otherwise provided in Section 9, no provision of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Rights Related to Options. An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A) An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

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(B) Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by

(2) the number of shares as to which that SAR has been exercised.

(iii) Right Without Option. An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:

(A) Each Award agreement shall state the total number of shares of Stock to which the SAR relates.

(B) Each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

(C) Each Award agreement shall state the date at which the SARs shall expire if not previously exercised.

(D) Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(1) the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by

(2) the number of shares as to which the SAR has been exercised.

(iv) Terms. Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture, and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.

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(ii) Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan, or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units, which are rights to receive Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock

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covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units, and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units (or in other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect, but only to the extent compliant with the Nonqualified Deferred Compensation Rules).

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Other Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

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7. Certain Provisions Applicable to Awards.

(a) Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.

(b) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award; any award granted under another plan of the Company, or any of its Subsidiaries, or of any business entity to be acquired by the Company or any of its Subsidiaries; or any other right of an Eligible Person to receive payment from the Company or any of its Subsidiaries. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered, but only to the extent such substitution does not cause the Award to violate the requirements of Section 6(b)(i) hereof. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(c) Term of Awards. Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(d) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise of an Option or other Award or upon the settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation Rules. Payments may include,

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without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company (to the extent such separate plan is required for compliance with the Nonqualified Deferred Compensation Rules) and shall further be made pursuant to the Nonqualified Deferred Compensation Rules. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f) Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee (a “Non-Competition Agreement”); provided, however, to the extent a legally binding right to an Award within the meaning of the Nonqualified Deferred Compensation Rules is created with respect to a Participant, the Non-Competition Agreement must be entered into by such Participant within 30 days following the creation of the legally binding right.

8. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of an Eligible Person to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(c) and 8(d) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify as Performance-Based Compensation under section 162(m) of the Code.

(b) Status of Section 8(c) and Section 8(d) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(c) and 8(d) hereof granted to Persons who are designated by the Committee as likely to be “Covered Employees” within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute Performance Based

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Compensation. Accordingly, the terms of this Section 8(b) and Sections 8(c), (d), and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Eligible Person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a Person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption of any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with the requirements of section 162(m) of the Code and regulations thereunder for Performance Based Compensation does not so comply or is inconsistent with such requirements, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. Notwithstanding anything to the contrary in this Section 8(b) or elsewhere in this Plan, the Company intends to rely on the transition relief set forth in Treasury Regulation §1.162-27(f), and hence the deduction limitation imposed by section 162(m) of the Code will not be applicable to the Company until the earliest to occur of (i) the material modification of the Plan within the meaning of Treasury Regulation §1.162-27(h)(1)(iii); (ii) the issuance of the number of shares of Stock set forth in Section 4(a); or (iii) the first meeting of shareholders of the Company at which directors are to be elected that occurs after December 31, 2016 (the “Transition Period”), and during the Transition Period, Awards to Covered Employees shall only be required to comply with the limitations in Section 5 and the transition relief described in this Section 8(b).

(c) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as Performance Based Compensation, the grant, exercise, and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(c). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

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(ii) Business and Individual Performance Criteria

(A) Business Criteria. One or more of the following business criteria that may apply to a Participant and may include business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return, change in the Fair Market Value of the Stock, and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; (24) objective safety measures, such as the total recordable incident rate (TRIR) or the lost time incident rate (LTIR); (25) other objective measures related to the completion of projects; and (26) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(d) hereof that are intended to qualify as Performance Based Compensation. The Committee may provide for adjustment of performance goals for certain accounting charges as it determines is appropriate; provided, however, that any such adjustment not described in the immediately following sentence shall have been provided for by the Committee in the performance goals that are established at time such performance goals are established in accordance with Section 8(c)(iii). The Committee may also exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded, but only to the extent such exclusions will not cause Awards intended to qualify as Performance Based Compensation to fail to so qualify: (a) asset write-downs; (b) litigation, claims, judgments, or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual, or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any acquisition by us or any subsidiary; and (k) any other extraordinary events or occurrences identified by the Committee, to the extent set forth with reasonable particularity in connection with the establishment of performance goals.

(B) Individual Performance Criteria. The grant, exercise, and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code for Performance Based Compensation, such criteria shall be approved by the stockholders of the Company.

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(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for Performance Based Compensation.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(c)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(c)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount, which need not bear a strictly mathematical relationship to such criteria.

(v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(c). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(d) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as Performance Based Compensation, the grant, exercise, and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(d).

(i) Potential Annual Incentive Awards. Not later than the end of the 90th day of each applicable performance year, or at such other date as may be required or permitted in the case of Awards intended to be Performance Based Compensation, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(d)(i) hereof or as individual Annual Incentive Awards. The amount potentially payable, with respect to Annual

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Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(c)(ii) hereof in the given performance year, as specified by the Committee, in accordance with Section 8(c)(iii) hereof.

(ii) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(c)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(c)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(iii) Payout of Annual Incentive Awards. After the end of each applicable performance year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (A) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify as Performance Based Compensation. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

(e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to and final settlement of Performance Awards under Section 8(c), the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, and the achievement of performance goals relating to and final settlement of Annual Incentive Awards under Section 8(d) shall be made in writing in the case of any Award intended to qualify as Performance Based Compensation. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

9. Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a) Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock

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or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of section 409A of the Code and the regulations and other guidance promulgated thereunder.

(b) Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then, as appropriate: (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, all without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, all without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv) Adjustments under Sections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

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(c) Corporate Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “Recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to the Recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the Recapitalization.

(d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e) Change in Control. Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively “Grants”) held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(f) (the “Change in Control Price”) of the shares subject to such Grants over the Exercise Price(s) under such Grants for such shares (except that to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant), or (iii) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of shares of Stock as to which an Option or SAR is exercisable (the “Total Shares”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of shares of stock or other securities or the amount of cash or property to which the Total Consideration relates that the

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holder would have been entitled to purchase or receive in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the Total Shares had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (B) in the case of SARs, calculated as if the SARs had been exercised immediately before the occurrence of the Change in Control.

(f) Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(f) or in Section 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(g) Impact of Corporate Events on Awards Generally. In the event of a Change in Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

10. General Provisions.

(a) Transferability.

(i) Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit

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transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) owns more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (A) there may be no consideration for any such transfer and (B) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

(ii) Qualified Domestic Relations Orders. An Option, Stock Appreciation Right, Restricted Stock Unit, Restricted Stock, or other Award may be transferred to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii) Other Transfers. Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv) Effect of Transfer. Following the transfer of any Award as contemplated by Sections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein, the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v) Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Sections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state, and foreign securities laws.

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(vi) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b) Taxes. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis, in the discretion of the Committee.

(c) Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d) Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

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(e) Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify as Performance Based Compensation under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g) Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board (including the Company’s Management Board if required under Rule 16b-3(d)(1)) or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

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(j) Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of Restricted Stock, a Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k) Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such Award to comply with the Nonqualified Deferred Compensation Rules and such Award should be interpreted accordingly.

(l) Clawback. To the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities Exchange Commission rule or any applicable securities exchange listing standards and/or (ii) any policy that may be adopted by the Board, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback to the extent necessary to comply with such law(s) and/or policy, which clawback may include forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.

(m) Plan Establishment and Term. This Plan was adopted and established by the Board and approved by the Company’s stockholders on July 26, 2013. Awards may be granted under this Plan no earlier than the date specified in Section 2(k), which is the Effective Date, and no Awards may be granted under this Plan on or after the tenth anniversary of the Effective Date.

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FRANK’S INTERNATIONAL N.V.

PRINS BERNHARDPLEIN 200

1097 JB AMSTERDAM, THE NETHERLANDS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 19, 2015 or 5:59 A.M. Central European Time on May 20, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 19, 2015 or 5:59 A.M. Central European Time on May 20, 2015. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M85928-P63653-P63492	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANK’S INTERNATIONAL N.V.
The Board of Supervisory Directors and Board of Managing Directors recommend that you vote FOR all of the nominees:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Donald Keith Mosing	☐	☐	☐

	1b. 1c. 1d. 1e. 1f. 1g.	Steven B. Mosing Kirkland D. Mosing William B. Berry Sheldon R. Erikson Gary P. Luquette Michael C. Kearney	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐			For	Against	Abstain
						6.	To ratify the appointment of PricewaterhouseCoopers LLP as our international independent registered public accounting firm for the fiscal year ending December 31, 2015;	☐	☐	☐
						7.	To ratify and approve the remuneration of the members of the Supervisory Board;	☐	☐	☐
						8.	To authorize the Company’s Management Board to:
							8(A) - repurchase shares for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 120% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the 2015 annual meeting;	☐	☐	☐
							8(B) - dispose of any shares held by the Company in its own capital;	☐	☐	☐

The Board of Supervisory Directors and Board of Managing Directors recommend you vote FOR the following proposals:							8(C) - approve and ratify the repurchase of common shares by the Company that has been effected prior to the annual meeting; and	☐	☐	☐

2.	To adopt the Company’s annual accounts for the fiscal year ended December 31, 2014 and authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language;		☐	☐	☐	9.	To approve the material terms of the performance goals under the Frank’s International N.V. 2013 Long-Term Incentive Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.	☐	☐	☐

3.	To discharge the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2014;		☐	☐	☐	For address changes and/or comments, please check this box and write them on the back where indicated.				☐

4. 5.

To discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2014;

To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2015;

			☐ ☐	☐ ☐	☐ ☐	NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the proxies appointed hereby. This proxy is solicited on behalf of the Supervisory Board and the Management Board of the Company. The proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “For” the election of all of the director nominees and “For” proposals 2, 3, 4, 5, 6, 7, 8 and 9.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report including Form 10-K are available at www.proxydocs.com/fi

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M85929-P63653-P63492

FRANK’S INTERNATIONAL N.V.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS AND THE

BOARD OF MANAGING DIRECTORS.

The undersigned hereby appoints Brian D. Baird and Jeffrey J. Bird as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of Common Stock and Preferred Stock of Frank’s International N.V. held by the undersigned that would be entitled to vote if personally present at the Annual Meeting, to be held on May 20, 2015, at 4:00 P.M. Central European Time, at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side